Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5 AND RESTATEMENT

This AMENDMENT NO. 5 AND RESTATEMENT, dated as of April 16, 2009 (“Amendment No. 5”), is entered into by and among DAYTON SUPERIOR CORPORATION, a Delaware corporation (the “Borrower”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), a Delaware corporation, as administrative agent (in such capacity, together with its successors and assigns (including pursuant to the assignment effected hereby), the “Administrative Agent”), and Silver Point Finance, LLC, individually, as New Administrative Agent (as defined below) and Primary Administrative Agent (as defined in the amendment and restatement of the Original Credit Agreement referred to below).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and GE Capital, as administrative agent and as collateral agent, are party to the Term Loan Credit Agreement dated as of March 3, 2008 (as amended by Amendment No. 1, dated as of June 4, 2008, Amendment No. 2, dated as of March 16, 2009, Amendment No. 3, dated as of March 23, 2009, and Amendment No. 4, dated as of April 9, 2009, the “Original Credit Agreement”); and

WHEREAS, the Borrower and the other Loan Parties are party to the Guaranty and Security Agreement dated as of March 3, 2008 (the “Original Security Agreement”), in favor of GE Capital, as administrative agent and collateral agent; and

WHEREAS, the Lenders wish to amend and restate the Original Credit Agreement and the Original Security Agreement  in the manner set forth below; and

WHEREAS, the Required Lenders have requested pursuant to Section 10.9(a) of the Original Credit Agreement that GE Capital resign as Administrative Agent effective upon the effectiveness of such amendment and restatement;

WHEREAS, GE Capital is willing to resign as Administrative Agent effective upon the effectiveness of such amendment and restatement;

WHEREAS, the Required Lenders hereby wish to appoint Silver Point Finance, LLC (in such capacity, the “New Administrative Agent”) as the successor administrative agent pursuant to Section 10.9(a) of the Original Credit Agreement effective upon the effectiveness of such amendment and restatement and the New Administrative Agent effective upon the effectiveness of such amendment and restatement wishes to accept such appointment; and

WHEREAS, the Borrower is willing to amend and restate the Original Credit Agreement and the Original Security Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Administrative Agent and the Lenders agree as follows:

SECTION 1.
AMENDMENT AND RESTATEMENT

Subject to the satisfaction of the condition to effectiveness referred to in Section 2 below, (i) the Original Credit Agreement is hereby amended and restated in its entirety as the document attached hereto as Annex A (the “Amended and Restated Credit Agreement”; all capitalized terms defined in the Amended and Restated Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Amended and Restated Credit Agreement), and (ii) the Original Security Agreement is hereby amended and restated in its entirety as the document attached hereto as Annex B (the “Amended and Restated Security Agreement”).  The amendment and restatement of the Original Credit Agreement does not serve to effect a novation of the “Obligations” under (and as such term is defined in) the Original Credit Agreement and does not extinguish the outstanding Obligations; rather it is meant to, and the parties hereby do, reaffirm such Obligations as amended hereby. The amendment and restatement of the Original Security Agreement is not intended to, and shall not, affect the continuing security interests granted thereunder, each of which continues without interruption notwithstanding such amendment and restatement. Effective upon the effectiveness of such amendment and restatement of the Original Credit Agreement (i) GE Capital hereby resigns as Administrative Agent with the effect provided in Section 10.9(b) of the Amended and Restated Credit Agreement, including, without limitation, the continuation of the benefits of the Loan Documents in its capacity as Administrative Agent for actions taken or omitted to be taken while GE Capital was, or because such Administrative Agent was validly acting as Administrative Agent under the Loan Documents, (ii) the Required Lenders hereby appoint the New Administrative Agent and consent to the resignation of GE Capital as Administrative Agent with the effect provided in Section 10.9(b) of the Amended and Restated Credit Agreement, and (iii) the New Administrative Agent hereby accepts such appointment and assumes from and after such effectiveness, all rights, duties and obligations of the Administrative Agent.

SECTION 2.
CONDITIONS TO EFFECTIVENESS

This Amendment No. 5 shall be effective as of April 16, 2009 (the “Amendment No. 5 Effective Date”) subject to and upon satisfaction on or prior to such date of the following condition: receipt by the Administrative Agent of one or more counterparts of this Amendment No. 5 executed and delivered by the Borrower, the Administrative Agent and the Lenders.

SECTION 3.
LIMITATION ON SCOPE

All of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendment and restatement set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or Lenders except to the extent specifically provided for herein.  The Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default.

SECTION 4.
MISCELLANEOUS

(a)                    The Borrower hereby represents and warrants that (i) this Amendment No. 5 has been duly authorized and executed by it, and each of the Amended and Restated Credit Agreement, constituting the Original Credit Agreement as amended and restated by this Amendment No. 5, and the Amended and Restated Security Agreement, constituting the Original Security Agreement as amended and restated by this Amendment No. 5, is its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and (ii) this Amendment No. 5 is being delivered in the State of New York.

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(b)                    The Borrower hereby (i) ratifies and confirms the Amended and Restated Credit Agreement, constituting the Original Credit Agreement as amended and restated hereby, and the Amended and Restated Security Agreement, constituting the Original Security Agreement as amended and restated hereby, and (ii) agrees that each of the Amended and Restated Credit Agreement, constituting the Original Credit Agreement as amended and restated hereby, and the Amended and Restated Security Agreement, constituting the Original Security Agreement as amended and restated hereby, is and remains in full force and effect.

(c)                    The Borrower hereby acknowledges, confirms and agrees that, as of the date hereof and giving effect to the amendment and restatement of the Original Credit Agreement as the Amended and Restated Credit Agreement, and to the amendment and restatement of the Original Security Agreement as the Amended and Restated Security Agreement, the security interests and liens granted to the Administrative Agent on behalf of itself and the Secured Parties under the Original Credit Agreement, the Original Security Agreement and the other Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(d)                    [Intentionally omitted]

(e)                    The Borrower agrees that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 5.

(f)                    This Amendment No. 5 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(g)                    All references in the Loan Documents (i) to the “Credit Agreement” and in the Original Credit Agreement as amended and restated hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Amended and Restated Credit Agreement, constituting the Original Credit Agreement as amended and restated by this Amendment No. 5 (as well as modified by all subsequent amendments, restatements, modifications and supplements thereto), and (ii) to the “Guaranty and Security Agreement” and in the Original Security Agreement as amended and restated hereby to “this Guaranty,” “hereof,” “herein” or the like shall mean and refer to the Amended and Restated Security Agreement, constituting the Original Security Agreement as amended and restated by this Amendment No. 5 (as well as modified by all subsequent amendments, restatements, modifications and supplements thereto).  Immediately after giving effect to this Amendment No. 5, all references in this Amendment No. 5, the Credit Agreement and the other Loan Documents to the “Administrative Agent” and “Primary Administrative Agent”, and all references in the Intercreditor Agreement to the “Term Loan Agent”, shall mean and refer to the New Administrative Agent and its successors and assigns.

(h)                    Each of the following provisions of the Amended and Restated Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 5”: Section 11.11 (Notices), Section 11.13 (Governing Law), Section 11.14 (Jurisdiction), Section 11.15 (Waiver of Jury Trial), Section 11.16 (Severability) and Section 11.18 (Entire Agreement).

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(i)                    Borrower confirms its obligation under Section 11.3 of the Credit Agreement to reimburse all reasonable costs, fees and expenses of an independent financial consultant selected by the Administrative Agent and the Revolving Credit Administrative Agent (as retained by independent counsel to the Administrative Agent and the Revolving Credit Administrative Agent); provided, that the Required Lenders may, in their sole discretion, on behalf of the Lenders, select an independent financial consultant to the Lenders to be retained by one or more of the Lenders or counsel to one of more of the Lenders, in any case, as determined by the Required Lenders, and notwithstanding anything in Section 11 of the Credit Agreement to the contrary, Borrower shall reimburse all reasonable costs, fees and expenses of such financial consultant, and Administrative Agent shall not be entitled to reimbursement by Borrower for the costs or expenses of a separate financial consultant to Administrative Agent, in its capacity as such.

SECTION 5.
RELEASE

Section 1.  Borrower hereby releases, acquits, and forever discharges the Administrative Agent and each of the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which Borrower may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Administrative Agent or any Lender existing or occurring prior to the date of this Amendment No. 5 or any instrument executed prior to the date of this Amendment No. 5 including, without limitation, any claims, liabilities or obligations arising with respect to the Original Credit Agreement, the Amended and Restated Credit Agreement or any other of the Loan Documents.  The provisions of this Section 5 shall be binding upon Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders.

[signature pages follow]

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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

DAYTON SUPERIOR CORPORATION, a Delaware corporation, as Borrower and as Grantor
By:	/s/ Edward J. Puisis
Name:	Edward J. Puisis
Title:	Executive Vice President and CFO

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO TERM LOAN]

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Its Duly Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO TERM LOAN]

DK ACQUISITION PARTNERS, LP, as a Lender
By: M.H. DAVIDSON & CO., its general partner

By:	/s/ Tony Yoseloff
Name: Tony Yoseloff
Title: General Partner

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO TERM LOAN]

FIELD POINT III, LTD., as a Lender

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

FIELD POINT IV, LTD., as a Lender

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

GRAND CENTRAL ASSET TRUST, SIL SERIES, as a Lender

By:	/s/ Adam Kaiser
Name: Adam Kaiser
Title: Attorney-in-fact

SILVER POINT FINANCE, LLC, as the New Administrative Agent and as the Primary Administrative Agent

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO TERM LOAN]

Annex A

Please see attached.

Execution Copy

$100,000,000

AMENDED AND RESTATED

TERM LOAN CREDIT AGREEMENT

Dated as of March 3, 2008

among

DAYTON SUPERIOR CORPORATION, AS THE BORROWER

THE LENDERS PARTY HERETO

SILVER POINT FINANCE, LLC,
AS PRIMARY ADMINISTRATIVE AGENT

and

GENERAL ELECTRIC CAPITAL CORPORATION,
AS COLLATERAL AGENT

♦ ♦ ♦

GE CAPITAL MARKETS, INC.,
AS SOLE LEAD ARRANGER AND BOOKRUNNER

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

i

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Schedules

Schedule I	-	Commitments
Schedule 1.1(a)	-	Consolidated EBITDA
Schedule 4.2	-	Filings and Permits
Schedule 4.3	-	Group Members and Subsidiaries
Schedule 4.12	-	Labor Matters
Schedule 4.13	-	ERISA
Schedule 4.14	-	Environmental Matters
Schedule 4.16	-	Real Property
Schedule 8.1	-	Indebtedness
Schedule 8.2	-	Liens
Schedule 8.3	-	Investments

Exhibits

Exhibit A	-	Form of Assignment Agreement
Exhibit B	-	Form of Note
Exhibit C	-	Form of Notice of Borrowing
Exhibit F	-	Form of Notice of Conversion or Continuation
Exhibit G	-	Form of Compliance Certificate
Exhibit H	-	Form of Guaranty and Security Agreement
Exhibit I	-	Form of Closing Checklist
Exhibit J	-	Form of Intercreditor Agreement

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

v

This Amended and Restated Term Loan Credit Agreement, dated as of March 3, 2008 (as amended and/or amended and restated by Amendment No. 1 to the Term Loan, dated as of June 4, 2008, Amended No. 2 to the Term Loan, dated as of March 16, 2008, Amendment No. 3 to the Term Loan, dated as of March 23, 2009, Amendment No. 4 to the Term Loan, dated as of April 9, 2009 and Amendment No. 5 and Restatement to the Term Loan, dated as of April 16, 2009), is entered into among DAYTON SUPERIOR CORPORATION, a Delaware corporation (the “Borrower”) the Lenders (as defined below), SILVER POINT FINANCE, LLC (“Silver Point Finance”), as administrative agent for the Lenders, and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as collateral agent for the Lenders.

The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1  Defined Terms.  As used in this Agreement, the following terms have the following meanings:

“Administrative Agent” has the meaning specified in Section 1.5.

“Affected Lender” has the meaning specified in Section 2.18.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower.  For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Term Loan Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Amendment No. 2” means the Amendment No. 2 to this Agreement dated as of March 16, 2009 among the Borrower, the Administrative Agent and the Lenders signatory thereto.

“Amendment No. 2 Effective Date” has the meaning specified in Section 2 of Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of March 23, 2009 among the Borrower, the Administrative Agent and the Lenders signatory thereto.

“Amendment No. 3 Effective Date” means March 23, 2009.

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as of April 9, 2009 among the Borrower, the Administrative Agent and the Lenders signatory thereto.

“Amendment No. 4 Effective Date” means April 9, 2009.

“Applicable Margin” means, in the case of Base Rate Loans, 11.50% per annum and in the case of Eurodollar Rate Loans, 12.50% per annum, a portion of which shall be payable in cash and a portion of which shall be payable in kind, in accordance with the provisions of Section 2.19.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

“Base Rate” means the greatest of (i) the rate last quoted by The Wall Street Journal as the “Prime rate” (viz., as of the date hereof, the base rate posted by 70% of the nation’s largest banks) in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (ii) 400 basis points in excess of the Federal Funds Rate, (iii) 4.25% per annum and (iv) a per annum rate equal to the Eurodollar Rate calculated based on an Interest Period of three months plus the difference between the Applicable Margin for Eurodollar Rate Loans and the Applicable Margin for Base Rate Loans.

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Cash Collateral Account” means a deposit account or securities account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Administrative Agent or the Collateral Agent and (a) in the case of a deposit account, from which the Borrower may not make withdrawals except as permitted by the Administrative Agent and (b) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means any of the following: (i) (x) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Odyssey Investment Partners, one or more of its Related Parties or a Permitted Group, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that such person or group shall be deemed to have beneficial ownership of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting power of the issued and outstanding shares of Stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances, and (y) Odyssey Investment Partners and its Related Parties and any Permitted Group collectively “beneficially own” (as defined above), directly or indirectly, in the aggregate a lesser percentage than such “person” or “group” of the voting power of the issued and outstanding shares of Stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances and do not have the right or ability to designate for election a majority of the Board of Directors of the Borrower; or (ii) for so long as any Senior Subordinated Notes are outstanding, the occurrence of a “Change of Control” (as defined in the Senior Subordinated Notes Indenture).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

For the purpose of this definition, a person or group shall be deemed to beneficially own Stock in a person held by a parent entity if such person or group beneficially owns (as defined above) more than 50% of the issued and outstanding shares of Stock of such parent entity having the right to vote for the election of directors of such parent entity under ordinary circumstances.

“Closing Checklist” means the checklist of closing items attached hereto as Exhibit I.

“Closing Date” means the date and time on which all conditions precedent set forth in Section 3.1 are satisfied or waived by the Administrative Agent.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

“Collateral Agent” means GE Capital in its capacity as collateral agent for the Lenders (together with its permitted successors and assigns in such capacity) for the purposes specified in Section 10.1(b).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement.  The aggregate amount of the Commitments on the date hereof equals $100,000,000.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period less the sum of, in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

 “Consolidated Current Assets” means, with respect to any Person at any date, the total Consolidated current assets of such Person at such date other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person.

“Consolidated Current Liabilities” means, with respect to any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a Consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Subsidiaries (and accrued interest thereon), (b) without duplication of clause (a) above, all Indebtedness consisting of Term Loans, Revolving Loans (under and as defined in the Revolving Credit Agreement) and Swingline Loans (under and as defined in the Revolving Credit Agreement) to the extent otherwise included therein and (c) the current portion of any deferred taxes of the Borrower and its Subsidiaries.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans and Letters of Credit and the “Loans” under and as defined in the Term Loan Credit Agreement), (iii) any loss from extraordinary items, (iv) any depreciation, depletion or amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, (vi)  any other non-cash expenditure, charge or loss for such period (including, but not limited to, impairment  of goodwill and excluding any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vii) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and out-of-pocket expenses and redemption premiums and costs incurred in connection with the Revolving Credit Facility, the Term Loan Facility, the redemption of the Senior Notes or the Senior Subordinated Notes or the refinancing of the Existing Credit Agreement or any actual or proposed Permitted Investment (including any Permitted Acquisition) or issuance of Permitted Indebtedness, (viii) expenses incurred in connection with any Permitted Acquisition (whether or not consummated), including expenses for early retirement of Indebtedness, consolidation or discontinuance of any portion of the operations, employees and/or management, in each case whether or not classified as restructuring charges under GAAP, (ix) any one-time or non-recurring cash charges resulting from severance, relocation, restructuring, integration and other similar adjustments, whether or not classified as restructuring charges under GAAP or any business optimization costs and expenses, in an aggregate amount not to exceed $5,000,000 during any Fiscal Year and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period.  It is agreed that Consolidated EBITDA for the Fiscal Months ended December 31, 2006 through December 31, 2007 is as set forth on Schedule 1.1(a).

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to (b) Consolidated Cash Interest Expense of such Person for such period.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION

“Consolidated Interest Expense” means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus (b) the sum of (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii) Consolidated interest income of such Person and its Subsidiaries for such period.

“Consolidated Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters most recently then ended for which Financial Statements have been delivered pursuant to Section 6.1 or are available and where required to be delivered pursuant to Section 6.1.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

“Consolidated Total Debt” means with respect to any Person, at any date, the aggregate principal or face amount of Indebtedness of such Person of a type described in clause (a), (b), (c)(i), (d) or (f) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case determined on a Consolidated basis in accordance with GAAP; provided, that the Senior Notes and the Senior Subordinated Notes shall not be counted for purposes of calculating the Consolidated Total Debt if the Borrower shall have issued a notice of redemption to the holders of the Senior Notes or the Senior Subordinated Notes (as applicable) calling for a redemption of the Senior Notes or the Senior Subordinated Notes (as applicable) and shall have deposited with the Trustee under the Senior Notes Indenture or the Senior Subordinated Notes Indenture (as applicable) cash in an amount sufficient to fund such redemption.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means, with respect to any deposit account (other than Excluded Accounts), any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent and Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, entitlement or contract effective to grant “control” (as defined under the applicable UCC) over such account, securities entitlement or commodities contract to the Administrative Agent and Collateral Agent.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein and excluding any Excluded Accounts) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Corporate Chart” means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

“Customary Permitted Liens” means, with respect to any Person, any of the following:

               (a)  Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

               (b)  Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;

               (c)  pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

               (d)  judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(e) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

               (e)  Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

               (f)  Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and

               (g)  the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property.

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Disclosure Documents” means, collectively, (a) all confidential information memoranda and related materials prepared in connection with the syndication of the Term Loan Facility and (b) all other documents filed by any Group Member with the United States Securities and Exchange Commission.

“Disqualified Stock” means that portion of any Stock or Stock Equivalents which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or before the date that is six months after the 6th anniversary of the Closing Date.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Dollars” and the sign “$” each mean the lawful money of the United States.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“Domestic Subsidiaries” means each Subsidiary of the Borrower that is organized under the laws of a State of the United States or the District of Columbia.

 “E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation of Hazardous Materials and/or the protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or written demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“ERISA Event” means any of the following:  (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, or a violation of Section 436 of the Code with respect to a Title IV Plan, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and CleraPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the greater of (i) 3.25% and (ii) the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period.  In the event that such rate does not appear on the Reuters Screen LIBOR01 page at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Event of Default” has the meaning specified in Section 9.1.

“Excess Cash Flow” means, for any period, (a) Consolidated EBITDA of the Borrower for such period, minus (b) without duplication, (i) any cash principal payment on the Loans during such period other than any mandatory prepayment required pursuant to Section 2.8(a) because of the existence of Excess Cash Flow, (ii) any scheduled or other mandatory cash principal payment made by the Borrower or any of its Subsidiaries during such period on any Capitalized Lease Obligation or other Indebtedness (but only, if such Indebtedness may be reborrowed, to the extent such payment results in a permanent reduction in commitments thereof), (iii) any Capital Expenditure made by such Person or any of its Subsidiaries during such period, excluding in each case any such Capital Expenditure to the extent financed through the incurrence of Capitalized Lease Obligations or any long-term Indebtedness other than the Obligations, (iv) the Consolidated Interest Expense of such Person for such period, (v) any cash losses from extraordinary items, (vi) any cash payment made during such period to satisfy obligations for United States federal income taxes or other taxes measured by net income, (vii) any increase in the Working Capital of the Borrower during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period), (viii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of any Permitted Acquisition or other Investments permitted under clause (d) of Section 8.3, in each case to the extent such cash payment is made with internally generated cash flow, (ix) any depreciation, depletion or amortization expense, (x) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, (xi)  any other non-cash expenditure, charge or loss for such period (including, but not limited to, impairment  of goodwill and excluding any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (xii) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and out-of-pocket expenses and redemption premiums and costs incurred in connection with the Revolving Credit Facility, the Term Loan Facility, the redemption of the Senior Notes or the Senior Subordinated Notes or the refinancing of the Existing Credit Agreement or any actual or proposed Permitted Investment (including any Permitted Acquisition) or issuance of Permitted Indebtedness, (xiii) expenses incurred in connection with any Permitted Acquisition (whether or not consummated), including expenses for early retirement of Indebtedness, consolidation or discontinuance of any portion of the operations, employees and/or management, in each case whether or not classified as restructuring charges under GAAP and (xiv) any one-time or non-recurring cash charges resulting from severance, relocation, restructuring, integration and other similar adjustments, whether or not classified as restructuring charges under GAAP or any business optimization costs and expenses, in an aggregate amount not to exceed $5,000,000 during any Fiscal Year, plus (c) without duplication, any decrease in the Working Capital of the Borrower during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Excluded Accounts” means any (a) zero balance payroll, withholding tax and other fiduciary accounts of any Group Member and (b) other deposit accounts of any Group Member that in the aggregate do not hold more than $250,000 on an overnight basis.

“Excluded Foreign Subsidiary” means (a) any Subsidiary of the Borrower that is not a Domestic Person or is a Domestic Person all or substantially all of whose assets consists of Stock of Subsidiaries that are not Domestic Persons, and in respect of which the pledge of all of the Stock of such Subsidiary as Collateral for any Obligation of the Borrower, would, in the good faith judgment of the Borrower, result in materially adverse tax consequences to the Loan Parties and their Subsidiaries, taken as a whole, and which has not guaranteed any material Indebtedness of the Borrower or any Domestic Subsidiary of the Borrower and more than 66 2/3% of the voting stock of such Domestic Person has not been pledged to secure any such Indebtedness and (b) provided that it has not guaranteed any material Indebtedness of the Borrower or any Domestic Subsidiary thereof, Dayton Superior Canada Ltd.

“Existing Agent” means General Electric Capital Corporation, in its capacity as administrative agent under the Existing Credit Agreement.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of January 30, 2004, as amended, among the Borrower, the institutions party thereto as lenders and issuers and the Existing Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fee Letter” means the letter agreement, dated as of November 13, 2007, addressed to the Borrower from the Administrative Agent and accepted by the Borrower, with respect to certain fees to be paid from time to time to the Administrative Agent and its Related Persons.

“Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.

“Fiscal Month” means any of the monthly accounting periods of the Borrower.

“Fiscal Quarter” means each 3 Fiscal Month period ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” means the twelve-month period ending on December 31.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.  Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members” means, collectively, the Borrower and its Subsidiaries.

“Group Members’ Accountants” means Deloitte & Touche USA LLP or other nationally-recognized independent registered certified public accountants designated by the Borrower and reasonably acceptable to the Administrative Agent.

“Guarantor” means each Subsidiary of the Borrower listed on Schedule 4.3 that is a Domestic Subsidiary and party to the Guaranty and Security Agreement on the Closing Date and, after the Closing Date, each other Subsidiary of the Borrower that is a Domestic Subsidiary and is not an Excluded Foreign Subsidiary and that becomes a party to the Guaranty and Security Agreement pursuant to Section 7.10.

“Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit H, among the Administrative Agent, the Borrower and each Guarantor from time to time party thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business.  The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Requirements of Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured:  (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Disqualified Stock (or Stock Equivalents relating to any Disqualified Stock) valued at, in the case of redeemable preferred Disqualified Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Disqualified Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Indemnified Matter” has the meaning specified in Section 11.4.

“Indemnitee” has the meaning specified in Section 11.4.

“Initial Projections” means those financial projections, dated February, 2008, covering the Fiscal Years ending in 2008 through 2012 and delivered to the Administrative Agent by the Borrower prior to the date hereof.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercreditor Agreement” means the intercreditor agreement, substantially in the form attached hereto as Exhibit J, among the Administrative Agent, the Revolving Credit Administrative Agent, the Borrower and the other Loan Parties, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3, 6 or, subject to availability by all affected Lenders, 9 or 12 months thereafter, as selected by the Borrower pursuant hereto; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period ending after the Scheduled Maturity Date, (d) the Borrower may not select any Interest Period in respect of any portion of the Term Loans having an aggregate principal amount of less than $5,000,000 and (e) there shall be outstanding at any one time no more than 10 Interest Periods.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell to any Affiliate any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Lender” means each Lender that has a Commitment or that holds a Term Loan.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, and any related fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Intercreditor Agreement, the Mortgages, the Control Agreements, the Fee Letter, the Secured Hedging Agreements and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent, any Lender in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Loan Party” means the Borrower and each Guarantor.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or property of the Group Members, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Material Environmental Liabilities” means Environmental Liabilities exceeding $500,000.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over any owned real property in favor of the Administrative Agent and Collateral Agent as security for the Obligations.

“Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of owned real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent), environmental assessments and reports (in the case of owned real property acquired after the Closing Date) and evidence regarding recording and payment of fees, insurance premium and taxes) that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens and such other Liens as the Administrative Agent may reasonably approve.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) any taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be applied to the repayment of Indebtedness other than owing to any Group Member (including any premium or penalty, if any, and interest) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Sale or Property Loss Event (excluding any Lien pursuant to a Loan Document but including, in the case of the Revolving Credit Priority Collateral, the Revolving Credit Documents) and (iv) any amounts provided as a reserve, in accordance with GAAP, against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with such Sale (provided that, to the extent and at any time such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), or (b) any sale or issuance of Stock or incurrence of Indebtedness, in each case net of brokers’, advisors’ and investment banking fees and other reasonable underwriting discounts, commissions and other reasonable out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“Non-Excluded Taxes” has the meaning specified in Section 2.17(a).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Non- Funding Lender” has the meaning specified in Section 2.2(c).

“Non-U.S. Lender Party” means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is not a Domestic Person.

“Note” means (i) a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment, or (ii) a PIK Note, as applicable.

“Notice of Borrowing” has the meaning specified in Section 2.2(a).

“Notice of Conversion or Continuation” has the meaning specified in Section 2.10(b).

“Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Primary Administrative Agent, the Collateral Agent, any Lender, any other Indemnitee, any participant, any SPV or any Secured Hedging Counterparty arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Term Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document.

“Odyssey Investment Partners” means Odyssey Investment Partners Fund, L.P. and/or Odyssey Investment Partners, LLC and their respective Affiliates.

“Other Taxes” has the meaning specified in Section 2.17(c).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions:  (a) the aggregate amounts payable in connection with, and other consideration for (in each case, including any transaction costs, indemnification obligations and all Indebtedness and liabilities incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Borrower and the Proposed Acquisition Target), such Proposed Acquisition and all other Permitted Acquisitions consummated on or prior to the date of the consummation of such Proposed Acquisition shall not exceed $45,000,000, plus earn-out payments that are reasonably acceptable to the Administrative Agent, (b) the Administrative Agent shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 30 days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such Proposed Acquisition, the Administrative Agent shall have received copies of the acquisition agreement and related Contractual Obligations and other documents (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) and information reasonably requested by the Administrative Agent  and (c) after giving effect to such Permitted Acquisition, the Borrower shall be in compliance with the Financial Covenants set forth in Article V on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Permitted Group” means any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) by virtue of a Voting Agreement or any similar agreement, as the same may be amended, modified or supplemented from time to time; provided, however, that no single Person (other than Odyssey Investment Partners and its Related Parties) beneficially owns (together with its Affiliates) more of the voting power of the issued and outstanding shares of Stock of the Borrower, having the right to vote for the election of directors of the Borrower under ordinary circumstances, that is beneficially owned by such group of investors than is then collectively beneficially owned by Odyssey Investment Partners and its Related Parties in the aggregate.

“Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1 or any other provision of any Loan Document.

“Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3 or any other provision of any Loan Document.

“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2 or any other provision of any Loan Document.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension, together with accrued interest, fees (including any prepayment fees or premiums) payable in connection therewith, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness and, in the case of any refinancing of the Senior Subordinated Notes has no scheduled amortization prior to maturity and matures no earlier than 6 months after the 6th anniversary of the Closing Date, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness, and if such Permitted Indebtedness is subordinated to the Obligations, such Indebtedness is subordinated to the Obligations at least to the same extent as such Permitted Indebtedness and in a manner and pursuant to documentation reasonably acceptable to the Administrative Agent; provided, that, in the case of any refinancing of the Senior Subordinated Notes, such Indebtedness may rank pari passu in right of payment with the Obligations if such Indebtedness is either unsecured or is secured on a junior priority basis (that is junior both to the Liens securing the Obligations and to the Liens securing the Revolving Obligations) pursuant to an intercreditor agreement (that binds all present and future holders of such Indebtedness and all representatives and collateral agents therefor) and that is reasonably satisfactory in all respects to the Administrative Agent, provided, further, in the case of any refinancing of the Revolving Obligations, (x) such Indebtedness shall be subject to the Intercreditor Agreement (or another intercreditor agreement that is in form and substance reasonably satisfactory to the Administrative Agent and in any event no less favorable to the Lenders than the Intercreditor Agreement, as reasonably determined by the Administrative Agent) and (y) the lenders in such refinancing or any agent or trustee for such lenders executes and delivers to the Administrative Agent an agreement reasonably satisfactory to the Administrative Agent confirming that such lenders and their agent or trustee are bound by the obligations under the Intercreditor Agreement of the lenders under the Revolving Credit Agreement and the Revolving Credit Administrative Agent (and the Administrative Agent thereupon executes and delivers to the lenders in such Permitted Refinancing or their agent or trustee an agreement confirming that such lenders or their agent or trustee will be entitled to enforce all rights under the Intercreditor Agreement of the lenders under the Revolving Credit Agreement and the Revolving Credit Administrative Agent) and (e) is otherwise on terms that the board of directors of the Borrower shall have determined in good faith to be consistent with the market terms for Indebtedness of such type reasonably available to the Borrower at such time and that are reasonably satisfactory to the Administrative Agent; provided, however, that, notwithstanding the foregoing and in the case of clauses (a) through (e), Guaranty Obligations for such Indebtedness shall constitute part of such Permitted Refinancing if and to the extent such similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, the acquisition, repair, replacement, improvement or construction of, to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Subsidiaries (including through a Permitted Acquisition) or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“PIK Loan” has the meaning specified in Section 2.19.

“PIK Note” means a promissory note of the Borrower, in substantially the form of Exhibit K, payable to the order of a Lender in a principal amount equal to such Lender’s pro rata share of the aggregate amount of interest, fees or other obligations capitalized hereunder.

“Primary Administrative Agent” means Silver Point Finance in its capacity as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity).

“Pro Forma Balance Sheet” has the meaning specified in Section 4.4(c).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Pro Forma Basis” means, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction, as if each such Pro Forma Transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.

“Pro Forma Transaction” means (i) the redemption and retirement of the Senior Notes, (ii) any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Indebtedness and (iii) any purchase, prepayment, acquisition or retirement for value of any Senior Subordinated Note and any other Indebtedness.

“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(f).

“Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

“Proposed Acquisition” means (a) any proposed acquisition that is consensual and approved by the board of directors of such Proposed Acquisition Target, of all or substantially all of the assets or Stock of any Proposed Acquisition Target by the Borrower or any Subsidiary of the Borrower or (b) any proposed merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

“Proposed Acquisition Target” means any Person or any brand, line of business, division, branch, operating division or other unit operation of any Person.

“Pro Rata Outstandings” of any Lender at any time, means the sum of the outstanding principal amount of Term Loans owing to such Lender.

“Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (a) the sum of the Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings therein) of such Lender then in effect by (b) the sum of the Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect; provided, however, that, if there are no Commitments and no Pro Rata Outstandings, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.

“Qualified Capital Stock” means Stock that is not Disqualified Stock.

“Register” has the meaning specified in Section 2.14(b).

“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 365th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, (c) the occurrence of any Event of Default set forth in Section 9.1(e)(ii) and (d) 5 Business Days after the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default.

“Related Documents” means, collectively, the payoff letter with respect to the Existing Credit Agreement executed and delivered to the Administrative Agent in connection with Section 3.1(d), the notice of redemption issued in connection with the redemption, satisfaction and discharge of the Senior Notes, the Revolving Loan Documents, and each other document executed with respect to any of the foregoing or any Related Transaction.

“Related Party” means:

(1)  any controlling stockholder, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of Odyssey Investment Partners;

(2)  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a 50% or more controlling interest of which consist of Odyssey Investment Partners and/or such other Persons referred to in the immediately preceding clause (1); or

(3)  any investment partnership or investment fund controlled or managed by Odyssey Investment Partners.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

“Related Transactions” means, collectively, the refinancing of the Existing Credit Agreement, the redemption of the Senior Notes, the funding of Indebtedness under the Revolving Credit Agreement, the execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required under Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Required Lenders” means, at any time, Lenders having at such time in excess of 50% of the sum of the Pro Rata Outstandings then in effect.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(e), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.

“Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Revolving Credit Administrative Agent” means General Electric Capital Corporation, in its capacity as administrative agent under the Revolving Credit Agreement.

“Revolving Credit Agreement” shall mean that certain Credit Agreement dated as of the date hereof among the Borrower, the other Loan Parties, the lenders named therein, and the Revolving Credit Administrative Agent, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified solely as permitted by the Intercreditor Agreement.

“Revolving Loan Documents” shall have the meaning specified for the term “Loan Documents” in the Revolving Credit Agreement.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Revolving Obligations” shall have the meaning specified for the term “Revolving Credit Obligations” in the Intercreditor Agreement and shall include all increases thereto permitted by the Intercreditor Agreement.

“S&P” means Standard & Poor’s Rating Services.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Satisfaction Date” means the date on which the events described in Section 10.10(b)(iii)(A), (B) and (C) occur.

“Scheduled Maturity Date” means April 20, 2009.

“Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty, (b) in the case of a Hedging Agreement not entered into with or provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Loan Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement and (c) meets the requirements of Section 8.1(f).

“Secured Hedging Counterparty” means (a) a Person who has entered into a Hedging Agreement with a Loan Party if such Hedging Agreement was provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement with a Loan Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Hedging Agreement).

“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, any Secured Hedging Counterparty, each other Indemnitee and any other holder of any Obligation of any Loan Party.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease (as lessor) or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Senior Notes” means the “Notes” (as defined in the Senior Notes Indenture) and “Exchange Notes” issued in exchange therefor in accordance with the terms of the Senior Notes Indenture, not exceeding an aggregate principal amount of $165,000,000.

“Senior Notes Indenture” means the Indenture, dated as of June 9, 2003, by and among the Borrower, the guarantors named therein, and The Bank of New York, as Trustee, relating to the Borrower’s 10 3/4% Senior Second Secured Notes due 2008, as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

“Senior Subordinated Notes” means the “Notes” (as defined in the Senior Subordinated Notes Indenture) in an aggregate principal amount not exceeding $155,000,000.

“Senior Subordinated Notes Indenture” means the Indenture, dated as of June 16, 2000 among the Borrower, the guarantors party thereto and United States Trust Company, as Trustee, relating to The Borrower’s 13% Senior Subordinated Notes due 2009, as supplemented through the Closing Date and as subsequently amended, modified or supplemented in accordance with its term and the terms of this Agreement.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, including any Indebtedness under the Senior Subordinated Notes.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Subordinated Refinancing Indebtedness” means any Indebtedness, whether or not constituting Subordinated Debt, resulting from any initial or subsequent Permitted Refinancing of Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Substitute Lender” has the meaning specified in Section 2.18(a).

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8.

“Taxes” has the meaning specified in Section 2.17(a).

“Term Loan” has the meaning specified in Section 2.1.

“Term Loan Facility” means the Commitments and the provisions herein related to the Term Loans.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“United States” means the United States of America.

“U.S. Lender Party” means each of the Administrative Agent, the Collateral Agent, each Lender, each SPV and each participant, in each case that is a Domestic Person.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

“Voting Agreement” means any voting trust or similar agreement among current and/or former members of the management of Borrower and Odyssey Investment Partners and/or one or more of its Related Parties pursuant to which such current and/or former members of management grant Odyssey Investment Partners and/or its Related Parties the right to vote shares of Borrower’s Stock.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.

Section 1.2  UCC Terms.  The following terms have the meanings given to them in the applicable UCC:  “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.

Section 1.3  Accounting Terms and Principles.  (a)  GAAP.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by the Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

(b)  Pro Forma.  All components of financial calculations made to determine compliance with Article V or VIII shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 1.4  Payments.  The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party.  Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

Section 1.5  Interpretation.  (a)  Certain Terms.  Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property).  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole.  In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”  In any other case, the term “including” when used in any Loan Document means “including without limitation.”  The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports.  The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.  All references to a time of day shall refer to such time of day in New York.  In this Agreement, each other Loan Document, and each other instrument or document executed or filed in connection therewith, the term “Administrative Agent” shall refer to the Primary Administrative Agent, and the terms “Administrative Agent and Collateral Agent”, “administrative agent and collateral agent”, “Collateral Agent and Administrative Agent” and “collateral agent and administrative agent” shall refer to the Collateral Agent; provided that, in the Mortgages, the term “Administrative Agent” shall refer to the Collateral Agent and not to the Primary Administrative Agent.

(b)  Certain References.  Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, any modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time.  Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.  Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

ARTICLE 2
THE TERM LOAN FACILITY

Section 2.1  The Commitments.  On the terms and subject to the conditions contained in this Agreement, each Lender severally, but not jointly, agrees to make a loan (each such loan, together with each PIK Loan, being referred to herein as a “Term Loan”) in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender’s Commitment.  Amounts of Term Loans repaid may not be reborrowed.

Section 2.2  Borrowing Procedures.  (a)  Notice From the Borrower.  The borrowing of the Term Loans (other than PIK Loans) shall be made on notice given by the Borrower to the Administrative Agent not later than 1:00 p.m. (New York time) on (i) the first Business Day, in the case of a borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a borrowing of Eurodollar Rate Loans, prior to the Closing Date.  Each such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such borrowing, with such a Notice of Borrowing.  The Term Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.

(b)  Notice to Each Lender.  The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate.  Each Lender shall, before 3:00 p.m. (New York time) on the Closing Date and before 1:00 p.m. (New York time) on the Closing Date in the case of Eurodollar Rate Loans, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of the Term Loans.  Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1, the Administrative Agent shall make such funds available to the Borrower.

Section 2.3  Omitted.

Section 2.4  Omitted.

Section 2.5  Omitted.

Section 2.6  Repayment of Term Loans.  The Borrower promises to repay the Term Loans at the dates and in the amounts set forth below, with the remaining balance to be paid on the Scheduled Maturity Date:

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

DATE	AMOUNT
June 30, 2008	$250,000
September 30, 2008	$250,000
December 31, 2008	$250,000
March 31, 2009	$250,000
June 30, 2009	$250,000
September 30, 2009	$250,000
December 31, 2009	$250,000
March 31, 2010	$250,000
June 30, 2010	$250,000
September 30, 2010	$250,000
December 31, 2010	$250,000
March 31, 2011	$250,000
June 30, 2011	$250,000
September 30, 2011	$250,000
December 31, 2011	$250,000
March 31, 2012	$250,000
June 30, 2012	$250,000
September 30, 2012	$250,000
December 31, 2012	$250,000
March 31, 2013	$250,000
June 30, 2013	$250,000
September 30, 2013	$250,000
December 31, 2013	$250,000
Scheduled Maturity Date	$94,250,000

Section 2.7  Optional Prepayments.  The Borrower may prepay the outstanding principal amount of the Term Loans without premium of penalty in whole or in part at any time (together with any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment); provided, however, that each partial prepayment that is not of the entire outstanding amount shall be in an aggregate amount that is an integral multiple of $1,000,000 and shall be applied to the Term Loans of the Lenders in accordance with their Pro Rata Shares.

Section 2.8  Mandatory Prepayments.

(a)  Excess Cash Flow. The Borrower shall pay or cause to be paid to the Administrative Agent, within 5 Business Days after the last date Financial Statements are required to be delivered pursuant to Section 6.1(c) for any Fiscal Year beginning with the Fiscal Year ending December 31, 2009, an amount equal to 75% of the Excess Cash Flow for such Fiscal Year; provided, however, that should the Consolidated Leverage Ratio of the Borrower on the last day of such Fiscal Year be (i) less than 4:1 and greater than or equal to 3.5:1, such percentage shall be reduced to 50%; or (iii) less than 3.5:1, such percentage shall be reduced to 25%.

(b)  Debt Issuances.  Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted to be incurred under Section 8.1), the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 50% of such Net Cash Proceeds.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(c)  Asset Sales and Property Loss Events.  Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any Collateral, to the extent that such Net Cash Proceeds exceed $1,000,000 in any Fiscal Year, other than Sales of property permitted hereunder in reliance upon any of clauses (a) through (d) of Section 8.4 or (ii) any Property Loss Event with respect to any Collateral of any Group Member to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $1,000,000, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds; provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds.

(d)  Application of Payments.  Any payments made to the Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).

Section 2.9  Interest.  (a)  Rate.  The Term Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements) shall bear interest, in the case of the Term Loans (other than PIK Loans), on the unpaid principal amount thereof from the Closing Date, in the case of PIK Loans, on the unpaid principal amount thereof from the date deemed made, and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:  (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.  PIK Loans shall initially be Base Rate Loans and may be converted to Eurodollar Rate Loans subsequently in accordance with Section 2.10.

(b)  Payments.  Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) (1) if such Term Loan is a Base Rate Loan, on the last day of each calendar quarter commencing on the first such day following the making of such Loan, (2) if such Term Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Term Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period, provided, that from and after the Amendment No. 3 Effective Date, in lieu of payments every three months from the first day of such Interest Period, payments of interest on Eurodollar Loans shall be made on the last day of each calendar month within such Interest Period, and (ii) if accrued on any other Obligation, on demand from any after the time such Obligation is due and payable (whether by acceleration or otherwise).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(c)  Default Interest.  Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of any Event of Default under Section 9.1(a), Section 9.1(d) or Section 9.1(e)(ii) or (B) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default pursuant to Sections 9.1(a), 9.1(c)(i), 9.1(d), 9.1(e)(i), 9.1(e)(iii) or 9.1(f) and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.

Section 2.10  Conversion and Continuation Options.  (a)  Option.  The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.16(a), and (ii) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.15.  Notwithstanding anything to the contrary contained in this Agreement, from and after the Amendment No. 3 Effective Date, no Interest Period other than a one month Interest Period may be selected for the conversion to or continuation of any Eurodollar Rate Loan.

(b)  Procedure.  Each such election shall be made by giving the Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) duly completed.  The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.  If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Term Loan (or portion thereof) shall be automatically converted to a Base Rate Loan.  Each partial conversion or continuation shall be allocated ratably among the Lenders in accordance with their Pro Rata Share.

Section 2.11  Fees.  The Borrower shall pay to the Administrative Agent and its Related Persons its reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.16(a) (Breakage Costs) and has agreed to pay the additional fees described in the Fee Letter.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 2.12  Application of Payments.  (a)  Application of Voluntary Prepayments.  Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to repay the Obligations the Borrower designates.

(b)  Application of Mandatory Prepayments.  Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, to repay the outstanding principal balance of the Term Loans; and, then, except to the extent required to pay other Indebtedness of the Borrower, any excess shall be retained by the Borrower.

(c)  Application of Payments During an Event of Default.  The Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders, (iii) third, to pay interest then due and payable in respect of the Term Loans, (iv) fourth, to repay the outstanding principal amounts of the Term Loans and to pay amounts owing with respect to Secured Hedging Agreements and (v) fifth, to the ratable payment of all other Obligations.

(d)  Application of Payments Generally.  All repayments of any Term Loans shall be applied first, to repay that portion of the Term Loans outstanding as Base Rate Loans and then, to repay that portion of the Term Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.  All repayments of Term Loans shall be applied pro rata among the Term Loans and to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans in the stated order of their maturities.  If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations.  Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

Section 2.13  Payments and Computations.  (a)  Procedure.  The Borrower shall make each payment under any Loan Document not later than 2:00 p.m. (New York time) on the day when due to the Administrative Agent, except to the extent of amounts required, or elected by the Borrower in accordance with Section 2.19, to be capitalized as additional principal obligations, by wire transfer to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

[Account to be specified by Silver Point Finance.]

The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.1.  The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim.

(b)  Computations of Interests and Fees.  All computations of interest and of fees shall be made by the Administrative Agent  on the basis of a year of 360 days (or, in the case of Base Rate Loans whose interest rate is calculated based on the rate set forth in clause (a) of the definition of “Base Rate”, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.  Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

(c)  Payment Dates.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

(d)  Advancing Payments.  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

Section 2.14  Evidence of Debt.  (a)  Records of Lenders.  Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(b)  Records of Administrative Agent.  The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent and each Lender in each of their obligations under this Agreement to make each Term Loan, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.18 (Substitution of Lenders) and Section 11.2 (Assignments and Participations; Binding Effect)), (2) the Commitments of each Lender, (3) the amount of each Term Loan, and for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid and (5) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.

(c)  Registered Obligations.  Notwithstanding anything to the contrary contained in this Agreement, the Term Loans (including any Notes evidencing such Term Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to the Term Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 2.14 and Section 11.2 shall be construed so that the Term Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d)  Prima Facie Evidence.  The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Term Loans in accordance with their terms.  In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for access by the Borrower, the Administrative Agent, such Lender at any reasonable time and from time to time upon reasonable prior notice.  No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent.

(e)  Notes.  Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Term Loan of such Lender and substantially in the form of Exhibit B; provided, however, that only one Note shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances.  Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 2.15  Suspension of Eurodollar Rate Option.  Notwithstanding any provision to the contrary in this Article II, the following shall apply:

(a)  Interest Rate Unascertainable, Inadequate or Unfair.  In the event that (A) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining a Eurodollar Rate Loan for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(b)  Illegality.  If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.

(c)  Effect of Suspension.  If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.16  Breakage Costs; Increased Costs; Capital Requirements.  (a)  Breakage Costs.  The Borrower shall compensate each Lender, upon demand from such Lender to the Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Eurodollar Rate Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.15) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof.  For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(b)  Increased Costs.  If at any time any Lender determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit, or (ii) imposing any other cost to such Lender with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such increased cost; provided, however, that this Section 2.16(b) shall not apply to any increase in or imposition of any taxes which shall be governed by Section 2.17.

(c)  Increased Capital Requirements.  If at any time any Lender determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender’s (or any corporation controlling such Lender) as a consequence of its obligations under or with respect to any Loan Document to a level below that which, taking into account the capital adequacy policies of such Lender or corporation, such Lender or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.

(d)  Compensation Certificate.  Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender claiming such compensation, setting forth the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 2.17  Taxes.  (a)  Payments Free and Clear of Taxes.  Except as otherwise provided in this Section 2.17, each payment by any Loan Party under any Loan Document shall be made free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, the “Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below (all such non-excluded taxes, “Non-Excluded Taxes”).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(b)  Gross-Up.  If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Agreement) to any Secured Party (i) in the case of Non-Excluded Taxes, such amount shall be increased as necessary to ensure that, after all required deductions for Non-Excluded Taxes are made (including deductions of Non-Excluded Taxes applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make deductions for all relevant Taxes, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment or, if a receipt is not available, other evidence of payment reasonably satisfactory to the Administrative Agent in the Administrative Agent’s sole discretion; provided, however, that no such increase shall be made with respect to, and no Loan Party shall be required to indemnify any such Secured Party pursuant to clause (d) below for, withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” under this Agreement in the capacity under which such Secured Party makes a claim under this clause (b), except in each case to the extent such Secured Party is a direct or indirect assignee (other than pursuant to Section 2.18 (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment of such other Secured Party became effective, to receive additional amounts under this clause (b).

(c)  Other Taxes.  In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Administrative Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by the Administrative Agent in whole to make such payment.  Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party pursuant to this Section 2.17, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof or, if a receipt is not available, other evidence of payment reasonably acceptable to the Administrative Agent in the Administrative Agent’s sole discretion.

(d)  Indemnification.  The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Non-Excluded Taxes and Other Taxes (including any such Non-Excluded Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto (other than any taxes referred to in clauses (i) and (ii) of Section 2.17(a)), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth a calculation of the amounts to be paid thereunder and delivered to the Borrower with a copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(e)  Mitigation.  Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)  Tax Forms.  (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two properly completed and duly executed originals of each of the following, as applicable:  (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with any required accompanying forms) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate or at a reduced rate under an applicable tax treaty.

(i)  Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two properly completed and duly executed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(ii)  Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them, along with two properly completed and duly executed originals of Form W-8IMY to the Administrative Agent.

Section 2.18  Substitution of Lenders.  (a)  Substitution Right.  In the event that any Lender that is not an Affiliate of the Administrative Agent (an “Affected Lender”), (i) makes a claim under clause (b) (Increased Costs) or (c) (Increased Capital Requirements) of Section 2.16, (ii) notifies the Borrower pursuant to Section 2.15(b) (Illegality) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan, (iii) makes a claim for payment pursuant to Section 2.17(b) or (d) (Taxes), (iv) becomes a Non-Funding Lender or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, the Borrower may either pay in full such Affected Lender with respect to amounts due with the consent of the Administrative Agent or substitute for such Affected Lender any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).

(b)  Procedure.  To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender.  The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (including those that will be owed because of such payment), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender, payment of any amount that, after giving effect to the termination of the Commitment of such Affected Lender, is required to be paid pursuant to Section 2.8(d) (Excess Outstandings) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Commitment of the Affected Lender.

(c)  Effectiveness.  Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full, such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Commitment in the amount of such Affected Lender’s Commitment and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 2.19  PIK Provisions.  A portion of the interest accruing on the Term Loans and the other Obligations pursuant to Section 2.9 hereof, up to an amount of interest representing a per annum rate of 8.00%, may, at the Borrower’s election (which election, and the amount thereof, shall be notified irrevocably in writing by the Borrower to the Administrative Agent no later than ten Business Days prior to the end of the applicable period for which accrued interest is required to be paid, or, in the case of interest paid on demand, no later than the date of such payment on demand), be paid in kind and capitalized as additional principal obligations on and as of the date for payment thereof as provided for in this Agreement or any Loan Document  (payable to the Lenders pro rata), all of which shall constitute Obligations as defined herein (such Obligations constituting capitalized amounts, “PIK Loans” which PIK Loans shall be deemed made on the date of the capitalization of such amounts) hereunder and constitute a part of the principal outstanding amount of the Term Loans for all purposes hereof (including the accrual of interest thereon at the rates applicable to Term Loans generally), and which may, at the request of any Lender to whom such capitalized interest is owing, be evidenced by PIK Notes in the form of Exhibit K hereto (and, if so requested by a Lender prior to the date of such capitalization, the Borrower shall have delivered a PIK Note evidencing such capitalized amounts to such Lender no later than such date of capitalization).  Each Lender is hereby authorized by the Borrower to enter on a schedule attached to any of its PIK Notes a record of amounts capitalized as principal and evidenced thereby, and amounts repaid or prepaid thereon, and such entries shall be conclusive in the absence of manifest error; provided, however, that the failure by any Lender to request or hold any PIK Note or to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower and the rights and remedies of any Lender hereunder (including in respect of that portion of the Term Loan constituting capitalized interest) or and on or under the PIK Notes.

ARTICLE 3
CONDITIONS TO THE TERM LOANS

Section 3.1  Conditions Precedent to the Term Loans.  The obligation of each Lender to make any a Term Loan on the Closing Date is subject to the satisfaction or due waiver of each of the following conditions precedent on or before March 3, 2008:

(a)  Certain Documents.  The Administrative Agent shall have received on or prior to the Closing Date each of the following, each (in the case of clauses (i) through (iv), (vii) and (viii)) dated the Closing Date unless otherwise agreed by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)  this Agreement duly executed by the Borrower and, for the account of each Lender having requested the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes conforming to the requirements set forth in Section 2.14

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(ii)  the Guaranty and Security Agreement, duly executed by each Guarantor, together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings that are not in respect of any Permitted Lien, in each case as may be reasonably requested by the Administrative Agent, (B) all documents representing all certificated Securities required to be pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank and (C) all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the Closing Date, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution;

(iii)  the Intercreditor Agreement, duly executed and delivered by the Administrative Agent, the Revolving Credit Administrative Agent, the Borrower and the other Loan Parties;

(iv)  a duly executed favorable opinion of counsel to the Loan Parties in New York, addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

(v)  a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in the jurisdiction of organization of such Loan Party, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if required in any such jurisdiction, related tax certificates);

(vi)  a certificate of the secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (vi) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

(vii)  a certificate of a Responsible Officer of the Borrower to the effect that (A) the Loan Parties taken as a whole are Solvent after giving effect to the initial Loans and Letters of Credit, the consummation of the Related Transactions, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all fees and expenses related hereto and thereto and (B) attached thereto are complete and correct copies of each Related Document (other than the payoff letter for the Existing Credit Agreement and the Revolving Loan Documents);

(viii)  insurance certificates in form and substance reasonably satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5;

(ix)  interim unaudited monthly and quarterly Financial Statements of the Borrower and its Subsidiaries through the Fiscal Month or Fiscal Quarter, as applicable, ending September 30, 2007 and each subsequent Fiscal Month and Fiscal Quarter occurring no later than 30 days (or 45 days in the case of monthly and quarterly financing statements for the Fiscal Month and Fiscal Quarter, respectively, ending December 31, 2007) prior to the Closing Date and for which Financial Statements are available;

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(x)  (a) a pro forma estimated balance sheet of the Borrower and its Subsidiaries at the last day of the Fiscal Month for which Financial Statements are available prior to the Closing Date (so long as such date is not more than 60 days prior to the Closing Date) after giving effect to the refinancing of the Existing Credit Agreement, the redemption of the Senior Notes and the funding of the Indebtedness hereunder and under the Revolving Credit Agreement, and (b) the Borrower’s business plan which shall include a financial forecast on a monthly basis for the first twelve months after the Closing Date and on an annual basis thereafter through 2012 prepared by the Borrower’s management; in each case, with such updates as the Administrative Agent shall reasonably request; and

(xi)  the other documents listed on the Closing Checklist.

(b)  Fee and Expenses.  There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date.

(c)  Consents.  Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Loan Document or Related Document (including the Related Transactions).

(d)  Related Transactions.  The Administrative Agent shall be satisfied that, (i) subject only the funding of the Term Loans hereunder and the Indebtedness under the Revolving Credit Agreement and the use of proceeds thereof, (x) all obligations under the Existing Credit Agreement will have been repaid in full, as evidenced by a payoff letter duly executed and delivered by the Borrower and the Existing Agent and (y) the Borrower shall issue (and mail) on the Closing Date a notice of redemption to the holders of the Senior Notes calling for a redemption of the Senior Notes no later than the date that is 30 days after the Closing Date (the “Redemption Date”) and shall deposit on the Closing Date with the Trustee under the Senior Notes Indenture cash in an amount sufficient to fund such redemption on the Redemption Date which shall result on the Closing Date in a discharge of the Senior Notes Indenture pursuant to the terms thereof and a release of the Lien of the Senior Notes Indenture on the Closing Date and (ii) all conditions precedent to the making of the revolving loans under the Revolving Credit Agreement shall have been satisfied or waived, and the lenders thereunder shall have made revolving loans in the amount of $88,666,104.52.

(e)  Minimum Consolidated EBITDA.  The aggregate Consolidated EBITDA of the Borrower for the most recent period of twelve months prior to the Closing Date for which financial statements are required to have been delivered under the Existing Credit Agreement shall not be less than $65,000,000.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(f)  Senior Subordinated Notes.  The Administrative Agent shall have received evidence reasonably satisfactory to it that all Indebtedness of the Borrower under this Agreement (taking into account the advances under the Term Loan Credit Agreement) constitutes and will constitute “Permitted Indebtedness,” “Designated Senior Debt” and “Senior Debt” under (and as such terms are defined in) the Senior Subordinated Notes Indenture and all liens securing the Obligations and the Revolving Obligations constitute “Permitted Liens” (under and as such term is defined in the Senior Subordinated Notes Indenture), including, if applicable, certified copies of any supplemental indentures needed to permit such indebtedness or liens.

(g)  Request.  The Administrative Agent shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing.

(h)  Representations and Warranties.  Each representation or warranty by any Loan Party contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date.

(i)  No Default.  There shall have occurred and be continuing no Default or Event of Default and no Default or Event of Default would result after making the Term Loans.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into the Loan Documents, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as the Closing Date:

Section 4.1  Corporate Existence; Compliance with Law.  Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as currently conducted, (d) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (e) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.2  Loan and Related Documents.  (a)  Power and Authority.  The execution, delivery and performance by each Loan Party of the Loan Documents and Related Documents to which it is a party and the consummation of the Related Transactions and other transactions contemplated therein (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any applicable Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents) other than in the case of this clause (ii) those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, and (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Administrative Agent, and each of which on the Closing Date will be in full force and effect.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(b)  Due Execution and Delivery.  From and after its delivery to the Administrative Agent, each Loan Document and Related Document has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)  Senior Subordinated Notes.  The Obligations (taking into account the advances under the Term Loan Credit Agreement) constitute “Permitted Indebtedness”, “Senior Debt” and “Designated Senior Debt” under and as defined in the Senior Subordinated Notes Indenture.  No other Indebtedness (other than the Revolving Obligations) qualifies as “Permitted Indebtedness”, “Senior Debt” or “Designated Senior Debt” under the Senior Subordinated Notes Indenture.  The Borrower hereby designates all Obligations and Indebtedness in respect of the Term Loan Facility as “Designated Senior Debt” as such term is defined in the Senior Subordinated Notes Indenture.

Section 4.3  Ownership of Group Members.  Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower.  All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of the Borrower, is owned beneficially and of record by a Group Member free and clear of all Liens other than the security interests created by the Loan Documents and the Revolving Loan Documents, any non-consensual Liens arising as a matter of law and permitted under Section 8.2 and, in the case of joint ventures, Permitted Liens.  Except as provided in Schedule 4.3, as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Group Member or any of their Subsidiaries of any Stock of any such entity.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 4.4  Financial Statements.  (a)  Each of (i) the audited Consolidated balance sheet of the Borrower as at December 31, 2006 and the related Consolidated statements of income, retained earnings and cash flows of the Borrower for the Fiscal Year then ended, certified by Deloitte & Touche USA LLP and (ii) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the unaudited Consolidated balance sheets of the Borrower as at December 31, 2007, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower for the twelve months then ended, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated in accordance with GAAP.

(b)  The Initial Projections have been prepared by the Borrower in light of the past operations of the business of the Borrower and its Subsidiaries and reflect projections for the 4 year period beginning with the 2008 Fiscal Year on a monthly basis for the first year and on a year-by-year basis thereafter.  As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Borrower of the future Consolidated financial performance of the Borrower and the other information projected therein for the periods set forth therein.

(c)  The unaudited Consolidated balance sheet of the Borrower (the “Pro Forma Balance Sheet”) delivered to the Administrative Agent prior to the date hereof, has been prepared as of the last day of the Fiscal Month ending prior to the Closing Date and reflects as of such date, on a Pro Forma Basis for the Related Transactions and the other transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of the Borrower, and the assumptions expressed therein are reasonable based on the information available to the Borrower at such date and on the Closing Date.

Section 4.5  Material Adverse Effect.  Since September 30, 2007, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.6  Solvency.  Both before and after giving effect to (a) the Term Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of the Term Loans, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Loan Parties taken as a whole are Solvent.

Section 4.7  Litigation.  There are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any of its Subsidiaries with, by or before any Governmental Authority other than those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 4.8  Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.  No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) that has not been or will not be properly reported.  No Tax Affiliate has been with respect to any open tax year a member of an affiliated, combined or unitary group of which a Tax Affiliate is the common parent.

Section 4.9  Margin Regulations.  The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Term Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.10  No Defaults.  No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.11  Investment Company Act.  No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.

Section 4.12  Labor Matters.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 4.12, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 4.13  ERISA.  Schedule 4.13 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law has been determined by the Internal Revenue Service to so qualify and nothing has occurred since such determination that could adversely affect such status.  Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.  No ERISA Affiliate would have any Withdrawal Liability in excess of $500,000 as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made which Withdrawal Liability could be reasonably likely to require any Group Member to make any payment in satisfaction thereof.

Section 4.14  Environmental Matters.  Except as set forth on Schedule 4.14, (a) the operations of each Group Member are and, for the past five years, have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities, (b) no Group Member is party to, and no Group Member is subject to or, with respect to any real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member, the subject of, any Contractual Obligation by any Group Member or any pending (or, to the knowledge of any Group Member, threatened) order, action, suit, proceeding, claim, written demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or permitted to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material Environmental Liabilities and (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities.

Section 4.15  Intellectual Property.  Each Group Member owns or licenses all Intellectual Property that is necessary for the conduct of its businesses as currently conducted.  To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property that is necessary for the conduct of its businesses and owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property that is necessary for the conduct of its businesses, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 4.16  Title; Real Property.  (a)  Each Group Member has good fee simple title to all owned real property and valid leasehold interests in all leased real property, and none of such property is subject to any Lien except Permitted Liens.

(b)  Set forth on Schedule 4.16 is, as of the Closing Date, (i) a complete and correct list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof, (ii) any lease, or sublease of such real property by any Group Member and (iii) for each such real property that is required to be subject to a Mortgage pursuant to the terms hereof, each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.

Section 4.17  Full Disclosure.  No representation or warranty of any Loan Party contained in this Agreement, the Financial Statements referred to in Section 6.1, the other Related Documents or any other document, certificate or written statement furnished to the Administrative Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Documents contains any untrue statement of a material fact or taken as a whole, omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

Section 4.18  Patriot Act.  No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

ARTICLE 5
FINANCIAL COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to perform and observe each of the following covenants until the Satisfaction Date:

Section 5.1  Maximum Consolidated Leverage Ratio.  The Borrower shall not have, on the last day of any Fiscal Quarter set forth below, a Consolidated Leverage Ratio greater than the maximum ratio set forth opposite such Fiscal Quarter:

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

FISCAL QUARTER ENDING	MAXIMUM CONSOLIDATED LEVERAGE RATIO

June 30, 2008	6.50 to 1
September 30, 2008	6.25 to 1
December 31, 2008	6.25 to 1
March 31, 2009	6.00 to 1
June 30, 2009	6.00 to 1
September 30, 2009	5.75 to 1
December 31, 2009	5.75 to 1
March 31, 2010	5.00 to 1
June 30, 2010	5.00 to 1
September 30, 2010	5.00 to 1
December 31, 2010	5.00 to 1
March 31, 2011	4.25 to 1
June 30, 2011	4.25 to 1
September 30, 2011	4.25 to 1
December 31, 2011	4.25 to 1
March 31, 2012	4.00 to 1
June 30, 2012	4.00 to 1
September 30, 2012	4.00 to 1
December 31, 2012	4.00 to 1
March 31, 2013	4.00 to 1
June 30, 2013	4.00 to 1
September 30, 2013	4.00 to 1
December 31, 2013	4.00 to 1

Section 5.2  Minimum Consolidated Interest Coverage Ratio.  The Borrower shall not have, on the last day of any Fiscal Quarter set forth below, a Consolidated Interest Coverage Ratio for the 4 Fiscal Quarter period ending on such day less than the minimum ratio set forth opposite such Fiscal Quarter:

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

FISCAL QUARTER ENDING	MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO

June 30, 2008	1.55 to 1
September 30, 2008	1.55 to 1
December 31, 2008	1.60 to 1
March 31, 2009	1.60 to 1
June 30, 2009	1.60 to 1
September 30, 2009	1.65 to 1
December 31, 2009	1.70 to 1
March 31, 2010	2.00 to 1
June 30, 2010	2.00 to 1
September 30, 2010	2.00 to 1
December 31, 2010	2.00 to 1
March 31, 2011	2.10 to 1
June 30, 2011	2.10 to 1
September 30, 2011	2.10 to 1
December 31, 2011	2.10 to 1
March 31, 2012	2.25 to 1
June 30, 2012	2.25 to 1
September 30, 2012	2.25 to 1
December 31, 2012	2.25 to 1
March 31, 2013	2.25 to 1
June 30, 2013	2.25 to 1
September 30, 2013	2.25 to 1
December 31, 2013	2.25 to 1

ARTICLE 6
REPORTING COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to perform and observe each of the following covenants until the Satisfaction Date:

Section 6.1  Financial Statements.  The Borrower shall deliver to the Administrative Agent each of the following:

(a)  Monthly Reports.  As soon as available, and in any event within 30 days after the end of each of the first two Fiscal Months in each Fiscal Quarter, the Consolidated unaudited balance sheet of the Borrower as of the close of such Fiscal Month and related Consolidated statements of income and cash flow for such Fiscal Month and that portion of the Fiscal Year ending as of the close of such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b)  Quarterly Reports.  As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Consolidated unaudited balance sheet of the Borrower as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(c)  Annual Reports.  As soon as available, and in any event within 90 days (or, in the case of the Fiscal Year ended December 31, 2008, 120 days) after the end of each Fiscal Year, the Consolidated balance sheet of the Borrower as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (i) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article V is continuing or, if in the opinion of the Group Members’ Accountants such a Default is continuing, a statement as to the nature thereof; provided, that the certification in this clause (ii) shall not be required if contrary to the published pronouncements of The American Institute of Certified Public Accountants.

(d)  Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, states that, to the best of his or her knowledge, no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.

(e)  Corporate Chart and Other Collateral Updates.  As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance satisfactory to the Administrative Agent, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Administrative Agent or are attached to such certificate.

(f)  Additional Projections.  As soon as available and in any event not later than 30 days after the end of each Fiscal Year, any significant revisions to, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) forecasts prepared by management of the Borrower (A) for each Fiscal Quarter in such next succeeding Fiscal Year and (B) for each other succeeding Fiscal Year through the Fiscal Year containing the Scheduled Maturity Date, in each case including in such forecasts (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections.

(g)  Management Discussion and Analysis.  Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(h)  Audit Reports, Management Letters, Etc.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(i)  Insurance.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, each in form and substance reasonably satisfactory to the Administrative Agent and certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Administrative Agent may reasonably require.

Section 6.2  Other Events.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member has knowledge thereof:  (a)(i) any Default and (ii) any event that would reasonably be expected to have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $5,000,000 or (iii) if adversely determined would reasonably be expected to have a Material Adverse Effect and (d) the acquisition of any material real property or the entering into any material lease.

Section 6.3  Copies of Notices and Reports.  The Borrower shall, promptly upon their becoming available, deliver to the Administrative Agent copies of each of the following:  (a) all reports that the Borrower transmits to its security holders generally, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases not made available directly to the general public and (d) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member in excess of $25,000,000.

Section 6.4  Taxes.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it:  (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would in the case of either (a) or (b) have a Material Adverse Effect.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 6.5  Labor Matters.  The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows or has reason to know of it:  (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than those that, in the case of either (a) or (b), would not, in the aggregate, have a Material Adverse Effect).

Section 6.6  ERISA Matters.  The Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, which termination could be reasonably likely to require any Group Member to make any payment in respect thereof, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, which, in either case, could be reasonably likely to require any Group Member to make any payment in respect thereof, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.

Section 6.7  Environmental Matters.  (a)  The Borrower shall provide the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed by the Administrative Agent in writing) promptly after any Responsible Officer of any Group Member knows (and, upon reasonable request of the Administrative Agent, documents and information in connection therewith):  (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, written demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $500,000, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property (except as part of any Permitted Acquisition) if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $500,000.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(b)  Upon reasonable request of the Administrative Agent, the Borrower shall provide the Administrative Agent a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Secured Party pursuant to any Loan Document or as to any condition reasonably believed by the Administrative Agent to result in material Environmental Liabilities.

Section 6.8  Other Information.  The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

Section 6.9  Additional Information.  In addition, from and after the Amendment No. 3 Effective Date, weekly, on Friday of each week, the Borrower shall deliver (i) to the Administrative Agent and the Lenders a Borrowing Base Certificate (as defined as of the date hereof in the Revolving Credit Agreement) with respect to Borrower and its Domestic Subsidiaries, accompanied by such supporting detail and documentation as has been delivered to the Revolving Credit Administrative Agent (other than any third party valuation reports prepared for the Revolving Credit Administrative Agent), as provided for therein in connection with a Borrowing Base Certificate and (ii) to the Administrative Agent and the Lenders, a 13 week rolling cash flow forecast, together with an explanation of the differences from the prior cash flow forecast, in each case, in form and substance satisfactory to the Lenders. Borrower shall also deliver to the Administrative Agent and the Lenders all term sheets, engagement letters, letters of intent, agreements in principle and definitive agreements and, to the extent requested by the Administrative Agent or any Lender, other material documents, in each case relating to efforts by or on behalf of Borrower to raise debt or equity capital or to sell Borrower, and Borrower agrees not to enter into any such agreement that is subject to confidentiality provisions that prohibit disclosure thereof to the Administrative Agent and the Lenders.  Borrower shall conduct weekly telephone calls with the Administrative Agent, the other Lenders who wish to participate, the advisors to the Administrative Agent and to the Lenders and the financial advisors to the Borrower. Such telephone calls may be conducted concurrently with those required by Section 6.9 of the Revolving Credit Agreement. From time to time, at the request of the Administrative Agent or any Lender, Borrower shall deliver to the Administrative Agent and the Lenders lists of all financial advisors retained by Borrower and descriptions of the compensation arrangements made with such financial advisors, and shall provide to the Administrative Agent and the Lenders access to such advisors and such other information as the Administrative Agent or any Lender may request with respect to work being performed by such advisors on behalf of the Borrower.

Section 6.10  Additional Deliveries.  Concurrently with delivering or giving any financial statement, certificate, report, notice or writing, or providing other information, under the foregoing provisions of Section 6, Borrower will deliver a copy of such financial statement, certificate, report, notice or writing or provide such other information to the Lenders.

ARTICLE 7
AFFIRMATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to perform and observe each of the following covenants until the Satisfaction Date:

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 7.1  Maintenance of Corporate Existence.  Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain its rights (charter and statutory), privileges franchises and Permits required in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.2  Compliance with Laws, Etc.  Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.3  Payment of Obligations.  Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims, in each case, that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP.

Section 7.4  Maintenance of Property.  Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, in the conduct of its business and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.5  Maintenance of Insurance.  Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ notice thereof to the Administrative Agent.

Section 7.6  Keeping of Books.  The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 7.7  Access to Books and Property.  Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them and any financial advisor to the Lenders or legal counsel to the Administrative Agent or to the Lenders (other than the Administrative Agent), as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants); provided that if such visit or inspection occurs at any time when no Default has occurred and is continuing, such visit or inspection shall be coordinated through the Administrative Agent.  Each Group Member shall authorize its respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and with any financial advisor to the Lenders or legal counsel to the Administrative Agent or the Lenders, and to disclose to the Administrative Agent, the Lenders and their Related Persons and any financial advisor to the Lenders or legal counsel to the Administrative Agent or the Lenders all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.

Section 7.8  Environmental.  Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect.  Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

Section 7.9  Use of Proceeds.  The proceeds of the Term Loans (except for any PIK Loans) shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely (a) to consummate the Related Transactions and for the payment of related transaction costs, fees and expenses and (b) for the payment of transaction costs, fees and expenses incurred in connection with the Loan Documents and the transactions contemplated therein.

Section 7.10  Additional Collateral and Guaranties.  To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Administrative Agent:

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(a)  deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case, in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems reasonably necessary to ensure the following:

(i)  each Wholly Owned Subsidiary of the Borrower that is not an Excluded Foreign Subsidiary (including any such Subsidiary acquired or created after the Closing Date) shall be a Guarantor hereunder and under the Guaranty and Security Agreement; and

(ii)  each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall grant to the Administrative Agent and Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property (other than property of a type excluded from the granting clauses of the Guaranty and Security Agreement or constituting leased real property), including all of its Stock and Stock Equivalents and other Securities, as security for the Obligations of such Loan Party;

provided, however, that in no event shall the Loan Parties, individually or collectively, be required to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or any Subsidiary of an Excluded Foreign Subsidiary;

(b)  deliver to the Administrative Agent (or, at the Administrative Agent's direction, to the Collateral Agent) all documents representing all certificated Stock, Stock Equivalents and other Securities required to be pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

(c)  upon request of the Administrative Agent, deliver to the Administrative Agent a Mortgage on any real property owned by any Loan Party the fair market value of which exceeds $1,000,000 on the date of determination, together with all Mortgage Supporting Documents relating thereto (or, if such real property is located in a jurisdiction outside the United States, similar documents deemed reasonably necessary by the Administrative Agent to obtain the equivalent in such jurisdiction of a first-priority mortgage on such real property);

(d)  to take all other actions reasonably necessary to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority reasonably acceptable to the Administrative Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request and to become a party to the Intercreditor Agreement as an “Obligor” pursuant to documents in form and substance reasonably acceptable to the Administrative Agent; and

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(e)  deliver to the Administrative Agent legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.

Section 7.11  Deposit Accounts; Securities Accounts and Cash Collateral Accounts.  (a)  Each Loan Party shall (i) deposit all of its cash (other than cash in respect of any Excluded Account) into deposit accounts that are Controlled Deposit Accounts, and (ii) deposit all of its Cash Equivalents into securities accounts that are Controlled Securities Accounts.

(b)  The Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Controlled Deposit Account, Controlled Securities Account or Cash Collateral Account.  From time to time after funds are required to be deposited in any Cash Collateral Account pursuant to the terms hereof or any other Loan Document, the Administrative Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.12.  No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations and, in the case of L/C Cash Collateral Accounts, the termination, or to the extent acceptable to the L/C Issuers, the issuance of back-to back letters of credit issued by issuers and in form and substance satisfactory in all respects to the applicable L/C Issuers and the Administrative Agent in respect of, and in an aggregate amount equal to 105% of the amount of, the outstanding Letters of Credit.

(c)  The Administrative Agent will exercise its rights to block access to and direct payment and delivery of cash or securities in any Controlled Deposit Account or Controlled Securities Account only while an Event of Default is continuing, and will terminate such exercise promptly thereafter once no Event of Default is continuing, provided, however, that notwithstanding the foregoing, from and after the Amendment No. 3 Effective Date, whether or not any Event of Default is continuing, the Administrative Agent may direct, and at the direction of the Required Lenders shall direct, that all cash or securities in any Controlled Deposit Account (other than Borrower’s disbursement account into which proceeds of the Loans under (and as such term is defined in) the Revolving Credit Agreement are deposited) or Controlled Securities Account be transferred on a daily basis to a deposit account maintained by and in the name of the Administrative Agent (which may be the deposit account described in Section 2.13(a)) for application to the Obligations.

Section 7.12  Credit Rating.  The Borrower shall at all times use its commercially reasonable efforts to obtain and to cause a credit rating by S&P and by Moody’s to be maintained with respect to the Term Loan Facility and the Borrower hereunder.

Section 7.13  Interest Rate Contracts.  The Borrower shall, within 120 days after the Closing Date, enter into and thereafter maintain Interest Rate Contracts on terms and with counterparties reasonably satisfactory to the Administrative Agent, to provide protection against fluctuation of interest rates until the 3rd anniversary of the Closing Date for a notional amount equal to at least 50% of the sum of the aggregate Commitments on the date hereof.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

ARTICLE 8
NEGATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to perform and observe each of the following covenants until the Satisfaction Date:

Section 8.1  Indebtedness.  No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(a)  the Obligations;

(b)  Indebtedness existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);

(c)  Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $5,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);

(d)  Capitalized Lease Obligations arising under Sale and Leaseback Transactions entered into prior to the date hereof;

(e)  intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;

(f)  (i) obligations under Interest Rate Contracts entered into to comply with Section 7.13 and (ii) obligations under other Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices;

(g)  Guaranty Obligations of any Group Member with respect to Indebtedness of any Group Member (other than Indebtedness permitted hereunder in reliance upon clause (b) or (c) above, for which Guaranty Obligations may be permitted to the extent set forth in such clauses);

(h)  unsecured Indebtedness of the Borrower owing under the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Indenture and any Permitted Refinancing thereof; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $155,000,000 at any time, plus, in the case of any Permitted Refinancing thereof, any fees, premiums, costs and expenses financed thereby;

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(i)  the Revolving Obligations and any Permitted Refinancing thereof;

(j)  any unsecured Indebtedness of any Group Member and any Permitted Refinancing thereof; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $10,000,000 at any time;

(k)  Indebtedness arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Borrower, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such disposition and such disposition shall be permitted by the terms of this Agreement;

(l)  Indebtedness of Dayton Superior Canada Ltd. in a principal amount not exceeding $5,000,000 or its equivalent in Canadian dollars outstanding at any time and any Permitted Refinancing thereof, provided, that (i) the credit agreement and related documents are in form and substance reasonably satisfactory to the Administrative Agent and (ii) no other Loan Party shall have any liability with respect to such Indebtedness or shall provide any collateral security or other support with respect thereto;

(m)  unsecured Indebtedness issued or acquired in connection with a Permitted Acquisition in an amount not to exceed $7,500,000 on the date of issuance or assumption, as applicable, and any Permitted Refinancing thereof; provided that, in the case of any such Indebtedness that was issued in connection with a Permitted Acquisition, the final maturity of such Indebtedness is on or after the date that is six months after the 6th anniversary of the Closing Date;

(n)  Indebtedness arising from performance and surety bonds and completion guarantees provided by the Borrower or any Subsidiary of the Borrower in the ordinary course of business not in excess of $2,000,000 in the aggregate outstanding at any time; and

(o)  Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Administrative Agent mortgagee title insurance policies.

Section 8.2  Liens.  No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a)  Liens created pursuant to any Loan Document;

(b)  Customary Permitted Liens of Group Members;

(c)  Liens existing on the date hereof and set forth on Schedule 8.2 and any extensions or renewals thereof;

(d)  Liens on the property of the Borrower or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(e)  Liens on the property of the Borrower or any of its Subsidiaries securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c) or (d) above or this clause (e) without any change in the property subject to such Liens;

(f)  Liens securing the Revolving Obligations and Liens securing any Permitted Refinancing of the Revolving Obligations, so long as the Intercreditor Agreement or in the case of such a Permitted Refinancing, another intercreditor agreement satisfying the requirements of the term “Permitted Refinancing” is in effect;

(g)  Liens securing any Permitted Refinancing of the Senior Subordinated Notes; and

(h)  Liens on any property of the Borrower or any of its Subsidiaries securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities shall not exceed $10,000,000 at any time.

Section 8.3  Investments.  No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a)  Investments existing on the date hereof and set forth on Schedule 8.3;

(b)  Investments in cash and Cash Equivalents;

(c)  (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

(d)  Investments made as part of a Permitted Acquisition;

(e)  Investments by (i) any Loan Party in any other Loan Party, (ii) any Group Member that is not a Loan Party in any Group Member or in any joint venture or (iii) any Loan Party in any Group Member that is not a Loan Party or in any joint venture; provided, however, that the aggregate outstanding amount of all Investments permitted pursuant to this clause (iii) shall not exceed $5,000,000 at any time; and provided, further, that any Investment consisting of loans or advances to any Loan Party pursuant to clause (ii) above shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions reasonably satisfactory to the Administrative Agent;

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(f)  loans or advances to employees of the Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $5,000,000 at any time;

(g)  other Investments of the Borrower and its Subsidiaries to the extent paid for with Qualified Capital Stock of the Borrower the proceeds of which have not been used for any other purpose or any other calculation hereunder;

(h)  Guaranty Obligations permitted to be incurred under Section 8.1;

(i)  Investments made by the Borrower or its Subsidiaries as a result of consideration received in connection with Sales of assets made in compliance with Section 8.4; and

(j)  any Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $10,000,000 at any time.

Section 8.4  Asset Sales.  No Group Member shall Sell any of its property (other than cash or Cash Equivalents) or issue shares of its own Stock, except for the following:

(a)  in each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower, (i) Sales of Cash Equivalents, inventory (including items in the rental fleet), (ii) Sales of property that has become obsolete or worn out and (ii) non-exclusive licenses of Intellectual Property;

(b)  a true lease or sublease of real property not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction;

(c)  (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member to any other Group Member to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member permitted pursuant to Section 8.5 and (iii) any distribution by the Borrower of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;

(d)  (i) any Sale or issuance by the Borrower of its own Stock, (ii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Group Member or any other Person to the extent not prohibited by this Agreement or creating a Default or Event of Default, provided, however, that in the case of this clause (ii), the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Loan Parties, taken as a whole, does not change as a result of such Sale or issuance and (iii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings; and

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(e)  as long as no Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock by, any Group Member for at least the fair market value thereof and where at least 75% of the consideration in respect thereof is in the form of cash, except as otherwise agreed by the Administrative Agent; provided, however, that the aggregate consideration received during any Fiscal Year for all such Sales shall not exceed $5,000,000.

Section 8.5  Restricted Payments.  No Group Member shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(a)  (i) Restricted Payments (A) by any Group Member that is a Loan Party to any Loan Party and (B) by any Group Member that is not a Loan Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

(b)  dividends and distributions declared and paid on the common Stock of any Group Member ratably to the holders of such common Stock and payable only in common Stock of such Group Member;

(c)  omitted;

(d)  if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Stock of the Borrower (the “Retired Capital Stock”) either (i) solely in exchange for shares of Qualified Capital Stock of the Borrower (the “Refunding Capital Stock”) or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) or shares of Qualified Capital Stock of the Borrower;

(e)  if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the redemption or repurchase of the Borrower’s common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this paragraph (f) shall not exceed $2,500,000 (with unused amounts in any fiscal year being carried over to succeeding Fiscal Years subject to a maximum of $5,000,000 in any Fiscal Year) in any Fiscal Year; provided, further, that the cancellation of Indebtedness owing to the Borrower from members of management of the Borrower or any of its Subsidiaries in connection with any repurchase of Stock of the Borrower (or warrants or options or rights to acquire such Stock) will not be deemed to constitute a Restricted Payment under this Agreement;

(f)  repurchases of Stock deemed to occur upon the exercise of stock options if such Stock represents a portion of the exercise price thereof;

(g)  if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $5,000,000; and

(h)  the Borrower may pay merger and acquisition advisory fees in connection with Permitted Acquisitions in an amount not exceeding one percent (1%) of the transaction value, and reasonable out-of-pocket expense reimbursements payable to Odyssey Investment Partners, LLC; provided, that no Default or Event of Default exists at the time of any such Restricted Payment or would occur as a result thereof.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 8.6  Prepayment of Indebtedness.  No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Subordinated Debt or Subordinated Refinancing Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Group Member may, to the extent not otherwise prohibited by the Loan Documents, do each of the following:

(a)  prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (A) in the case of any Group Member that is not a Loan Party, any Indebtedness owing by such Group Member to any other Group Member and (B) otherwise, any Indebtedness owing to any Loan Party;

(b)  (i) make regularly scheduled cash interest payments pursuant to the terms of the Senior Subordinated Notes, any other Subordinated Debt or Subordinated Refinancing Indebtedness (but only, in the case of the Senior Subordinated Notes or other Subordinated Debt, to the extent permitted by the subordination provisions thereof) or pursuant to the terms of any other Subordinated Refinancing Indebtedness, and (ii) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof the Senior Subordinated Notes, other Subordinated Debt or Subordinated Refinancing Indebtedness, in each case, (A) with the proceeds of a Permitted Refinancing; (B) solely in exchange for shares of Qualified Capital Stock of the Borrower; (C) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) of shares of Qualified Capital Stock of the Borrower and (D) in connection solely with the payment or prepayment in full or redemption of all Senior Subordinated Notes or the defeasance or other satisfaction of the Senior Subordinated Note Indenture in respect of all outstanding Senior Subordinated Notes and only if and after giving effect thereto Borrowing Availability is at least $20,000,000, from (x) up to $25,000,000 in proceeds from an increase in the Term Loan Obligations (except for any PIK Loans) and (y) other cash resources of the Borrower (including proceeds of the Revolving Loans) not exceeding $25,000,000 in the aggregate, less (in the case of this clause (y)) all amounts (if any) expended as permitted by Section 8.6(e);

(c)  make regularly scheduled or otherwise required repayments or redemptions of the Senior Subordinated Notes, other Subordinated Debt or Subordinated Refinancing Indebtedness, but only, in the case of the Senior Subordinated Notes or other Subordinated Debt, to the extent permitted by the subordination provisions thereof;

(d)  the acquisition of any Subordinated Debt or Subordinated Refinancing Indebtedness of the Borrower that is subordinate or junior in right of payment to the Obligations either (i) solely in exchange for shares of Qualified Capital Stock of the Borrower or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) of shares of Qualified Capital Stock of the Borrower; and

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(e)  the purchase, prepayment, acquisition or retirement for value of up to $25,000,000 in aggregate principal amount of Senior Subordinated Notes during the term of this Agreement, so long as (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, (ii) after giving effect thereto and the incurrence of any Obligations in connection therewith, on a Pro Forma Basis as of the end of the period for which financial statements have been delivered under Section 6.1 or a Borrowing Base Certificate (as defined in the Revolving Credit Agreement) has been delivered under Section 6.1 of the Revolving Credit Agreement most recently prior to such purchase, prepayment, acquisition or retirement for value, (x) the Consolidated Leverage Ratio shall not be greater than 3.5:1.0 and (y) Borrowing Availability (as defined in the Revolving Credit Agreement as of the Closing Date) shall be greater than $40,000,000 and the Borrower has delivered to the Administrative Agent projections, in form and substance reasonably acceptable to the Administrative Agent, that Borrowing Availability for the ensuing six months will not be less than $40,000,000, and (iii) any such Senior Subordinated Note is retired upon any such purchase, prepayment or acquisition for value.

Section 8.7  Fundamental Changes.  No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following:  (x) to consummate any Permitted Acquisition, (y) the merger, consolidation or amalgamation of (i) any Subsidiary of the Borrower into any Loan Party or (ii) of any Subsidiary of the Borrower that is not a Loan Party into any other Subsidiary of the Borrower that is not a Loan Party and (z) the merger, consolidation or amalgamation of any Group Member for the sole purpose, and with the sole material effect, of changing its State of organization or formation, as applicable, within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.

Section 8.8  Change in Nature of Business.  No Group Member shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) substantially different from those carried on by the Group Members at the date hereof and any business, operations and activities reasonably related or incidental thereto.

Section 8.9  Transactions with Affiliates.  No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate) other than (x) transactions with any such Affiliate that are on terms that are not materially less favorable to such Group Member than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person not an Affiliate of such Group Member and (y) each of the following:

 (a)  reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Subsidiary of the Borrower as determined in good faith by the Borrower’s Board of Directors or senior management;

 (b)  transactions exclusively between or among the Borrower and any of its Subsidiaries that are Loan Parties or exclusively between or among such Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement;

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

 (c)  Restricted Payments permitted by this Agreement and Investments permitted by this Agreement;

(d)  the payment of customary annual management, consulting and advisory fees and related expenses to Odyssey Investment Partners and general or limited partners made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of Borrower or such Subsidiary in good faith;

 (e)  payments or loans to employees or consultants that are approved by the Board of Directors of Borrower in good faith; and

 (f)  sales of Qualified Capital Stock.

Section 8.10  Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments.  No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents, the Revolving Loan Documents and the Senior Subordinated Notes Indenture and the documents governing any Permitted Refinancing of the Senior Subordinated Notes or the Revolving Loan Documents, (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.

Section 8.11  Modification of Certain Documents.  No Group Member shall do any of the following:

 (a)  waive or otherwise modify any term of any Related Document or any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications and waivers that (x) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (y) do not materially and adversely affect the rights and privileges of any Group Member and do not materially and adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral;

 (b)  waive or otherwise modify any term of any Subordinated Debt in a manner contrary to any applicable subordination agreement or in any manner that would not be permitted as a Permitted Refinancing thereof; or

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

 (c)  permit any Indebtedness (other than the Obligations and the Revolving Obligations) to qualify as “Designated Senior Debt” under the Senior Subordinated Notes Indenture or permit the Obligations to cease qualifying as such or as “Senior Debt” as defined in the Senior Subordinated Notes Indenture.

Section 8.12  Accounting Changes; Fiscal Year.  No Group Member shall change its (a) accounting treatment or reporting practices, except as permitted or required by GAAP or any Requirement of Law, or (b) its Fiscal Year or its method for determining Fiscal Quarters or Fiscal Months; provided that upon thirty (30) days’ prior notice to the Administrative Agent the Group Members may change their Fiscal Year, Fiscal Quarter or Fiscal Month (such change to be applicable to all Group Members included in consolidated financial reporting under GAAP); provided, further, that (i) such change does not defer the delivery of audited financial statements required hereunder by more than one Fiscal Quarter and (ii) the Borrower shall deliver such financial information (including reconciliations if required under GAAP) as the Administrative Agent may reasonably request with respect to such change in Fiscal Year.

Section 8.13  Margin Regulations.  No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 8.14  Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.  No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.15  Hazardous Materials.  No Group Member shall cause, or permit any other Person to cause, any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

Section 8.16  Restrictions on Transactions.  Notwithstanding anything to the contrary contained in this Section 8, on and after the Amendment No.2 Effective Date the Borrower shall not, and shall not permit any other Group Member to, incur any Indebtedness (including through an exchange offer or refinancing), make any Investment, incur any Lien, sell, transfer or dispose of any of its property, make any Restricted Payment, prepay, redeem, purchase, defease or otherwise satisfy any Subordinated Debt or Subordinated Refinancing Indebtedness, enter into any transaction described in Section 8.7, or enter into any transaction with any Affiliate other than the following:

(i)       Indebtedness permitted by Section 8.1(e) or Section 8.1(l) in each case, in the ordinary course of business and necessary for the conduct of the operations of Dayton Superior Canada Ltd., Section 8.1(a), Section 8.1(i), Section 8.1(n) or Section 8.1(o);

(ii)      Liens permitted by Section 8.2(a) or Section 8.2(b);

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(iii)     Investments permitted by Section 8.3(b) or Section 8.3(c), Investments in Dayton Superior Canada Ltd. permitted by Section 8.3(e)(iii) in the ordinary course of business and necessary for the conduct of the operations of Dayton Superior Canada Ltd., or Investments permitted by Section 8.3(f), Section 8.3(g) or Section 8.3(i) in the case of sales of property permitted by Section 8.4(a)(i);

(iv)      sales of property permitted by Section 8.4, other than Section 8.4(e);

(v)       Restricted Payments permitted by Section 8.5(a), Section 8.5(b), Section 8.5(d)(i) or Section 8.5(f);

(vi)      prepayments, redemptions, purchases, defeasances and other satisfactions prior to maturity of Subordinated Indebtedness permitted by Section 8.6, other than Section 8.6(b)(ii)(D), Section 8.6(d) or Section 8.6(e); and

(vii)     transactions with Affiliates permitted by Section 8.9(a), Section 8.9(b), Section 8.9(e) or Section 8.9(f) or, to the extent that any such Restricted Payment or Investment is permitted by this Section 8.16, Section 8.9(c).

ARTICLE 9
EVENTS OF DEFAULT

Section 9.1  Definition.  Each of the following shall be an Event of Default:

(a)  the Borrower shall fail to pay (i) any principal of any Term Loan when the same becomes due and payable or (ii) any interest on any Term Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of 3 Business Days after the due date therefor; or

(b)  any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect when made or deemed made; or

(c)  any Loan Party shall fail to comply with (i) any provision of Section 6.1 (Financial Statements), 6.2(a)(i) (Other Events), 7.1 (Maintenance of Corporate Existence), 7.9 (Use of Proceeds), Article V (Financial Covenants) or Article VIII (Negative Covenants) or (ii) any other provision of any Loan Document (other than those specified in clauses (a), (b) and (c)(i) of this Section 9.1) if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

 (d)  (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise), after giving effect to any applicable grace period, on any Indebtedness of any Group Member (other than the Obligations or any Hedging Agreement) and, in each case, such failure relates to Indebtedness having a principal amount of $5,000,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness (other than the Obligations), if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness having an individual principal amount in excess of $5,000,000 or (iii) any such Indebtedness (other than the Obligations) having an individual principal amount in excess of $5,000,000 shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(e)  (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or

 (f)  one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $5,000,000 or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

 (g)  except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document on any Collateral, or (iii) any subordination provision pertaining to Subordinated Debt shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against any holder of Subordinated Debt or any trustee or representative thereof; or if any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or

(h)  there shall occur any Change of Control; or

 (i)  the Borrower shall extend the expiration date of the Exchange Offer and Consent Solicitation Relating to Debt Securities Issued by Dayton Superior Corporation, issued by the Borrower on July 15, 2008 (the “Exchange Offer”), to a date beyond April 20, 2009 or shall accept any of the Senior Subordinated Notes pursuant to the Exchange Offer.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(j)  the Borrower shall fail on or prior to April 9, 2009 to negotiate and deliver to the Administrative Agent a letter of intent or definitive term sheet for the acquisition of the Borrower by a Person acceptable to the Lenders on terms and conditions satisfactory to the Lenders; or

(k)  the Borrower shall fail to pay on or prior to 5:00 p.m. (New York time) on March 23, 2009, to the Administrative Agent, Gibson, Dunn & Crutcher LLP or King & Spalding LLP, in each case, in immediately available funds, the  fees and expenses and respective deposits described in Section 2(a) of Amendment No. 3; or

 (l)  the Borrower shall fail to pay, on or prior to 5:00 p.m. (New York time) on April 9, 2009 to the Administrative Agent, Macquarie Capital Advisors, Gibson, Dunn & Crutcher LLP or King & Spalding LLP, in each case, in immediately available funds, the  fees and expenses and deposit described in Section 4(k) of Amendment No. 4.

Section 9.2  Remedies.  During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each of the following: declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party).

Section 9.3  Omitted.

ARTICLE 10
THE ADMINISTRATIVE AGENT

Section 10.1  Appointment and Duties.  (a)  Appointment of Administrative Agent.  Each Lender hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.  Without limitation of the foregoing, each Lender acknowledges that it has been provided with a copy of the Intercreditor Agreement, authorizes the Administrative Agent to enter into such Intercreditor Agreement, agrees that upon the execution and delivery of the Intercreditor Agreement by the parties thereto, such Lender shall be bound by the terms of the Intercreditor Agreement, the terms of which, to the extent inconsistent with this Agreement and the other Loan Documents shall govern.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(b)  Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, directly or, in the case of the actions described in clauses (i) through (vi) below, through the Collateral Agent as the Administrative Agent may determine from time to time, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent or the Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.  The Collateral Agent shall serve as collateral agent for the Lenders for the purposes of perfection and for such other purposes described above at the direction of the Administrative Agent and for no other purposes or functions, and shall take no action except at the direction, or with the prior written consent, of the Primary Administrative Agent.

(c)  Limited Duties – Administrative Agent.  Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.14(b) with respect to the Register and in Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent” and “Primary Administrative Agent”, the terms “agent”, “administrative agent” and similar terms (other than terms referring to the Collateral Agent, which are addressed in clause (d) below) in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(d)  Limited Duties – Collateral Agent.  Under the Loan Documents, the Collateral Agent (i) is acting solely on behalf of the Lenders (at the direction of the Administrative Agent), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “collateral agent” and similar terms (other than terms referring to the Primary Administrative Agent) in any Loan Document to refer to the Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.  Notwithstanding clause (b) above, the foregoing provisions of this clause (d) or any other provision of this Section 10, the Collateral Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Collateral Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Collateral Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or any Related Person thereof or (ii) that is, in the opinion of the Collateral Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 10.2  Binding Effect.  Each Lender agrees that (i) any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent or the Collateral Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) or by the Collateral Agent at the prior written instruction of the Primary Administrative Agent, and (iii) the exercise by the Administrative Agent, the Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3  Use of Discretion.  (a)  No Action without Instructions.  Neither the Administrative Agent nor the Collateral Agent shall be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) in the case of the Administrative Agent pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) or in the case of the Collateral Agent pursuant to instructions from the Primary Administrative Agent.

(b)  Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 10.4  Delegation of Rights and Duties.  The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article X to the extent provided by the Administrative Agent.  The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article X to the extent provided by the Collateral Agent.

Section 10.5  Reliance and Liability.  (a)  The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the Register to the extent set forth in Section 2.14, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

 (b)  None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing (except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent ), the Administrative Agent:

 (i)  shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

 (ii)  shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

 (iii)  makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

 (iv)  shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

(c)  None of the Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing (except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Collateral Agent), the Collateral Agent:

 (i)  shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Primary Administrative Agent or Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Collateral Agent, when acting on behalf of the Collateral Agent);

 (ii)  shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

 (iii)  makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Collateral Agent in connection with the Loan Documents; and

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

 (iv)  shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (and the Collateral Agent shall have no duties upon acquiring knowledge of a Default or Event of Default);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Collateral Agent based thereon.

Section 10.6  The Administrative Agent and the Collateral Agent Individually.  Each of the Administrative Agent and the Collateral Agent and their respective Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent or Collateral Agent, as the case may be, and may receive separate fees and other payments therefor.  To the extent the Administrative Agent or the Collateral Agent or any of their respective Affiliates makes any Term Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

Section 10.7  Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent, Collateral Agent any Lender or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent, Collateral Agent or any of their respective Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent or the Collateral Agent to the Lenders, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or the Collateral Agent or any of their respective Related Persons.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 10.8  Expenses; Indemnities.  (a)  Each Lender agrees to reimburse each of the Administrative Agent and the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent, the Collateral Agent or any of their respective Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)  Each Lender further agrees to indemnify each of the Administrative Agent and the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s aggregate Pro Rata Share of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or any of their respective Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent, the Collateral Agent or any of their respective Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent, the Collateral Agent or any of their respective Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent, such Related Person, as the case may be, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Section 10.9  Resignation of Administrative Agent.  (a)  The Administrative Agent may resign at any time and shall resign upon the written request of the Required Lenders in the event that an Event of Default is continuing, in each case by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice (which date shall, in the case of a resignation upon request of the Required Lenders, be the date specified in such request, if any, provided that such date is no earlier than 5 days and no later than 30 days after the date such request is sent) or, if no such date is set forth therein, upon the date such notice shall be effective.  If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)  Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

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[DAYTON SUPERIOR CORPORATION]

(c)  The Collateral Agent may resign at any time and shall resign upon the written request of the Primary Administrative Agent in the event that an Event of Default is continuing, in each case by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice (which date shall, in the case of a resignation upon request of the Primary Administrative Agent, be the date specified in such request, provided that such date is no earlier than 5 days and no later than 20 Business Days after the date such request is sent, and otherwise shall be a date specified by the Collateral Agent, which date shall be no earlier than 15 Business Days and no later than 60 days after the delivery of such notice by the Collateral Agent (or, with the written consent of the Primary Administrative Agent, such earlier date as shall permit the entry into and filing of all agreements, instruments and documents as may be necessary to maintain the perfection of the Liens of the Secured Parties granted pursuant to the Loan Documents, in each case prior to the effectiveness of the resignation)).  If the Collateral Agent delivers any such notice, the Primary Administrative Agent shall have the right to appoint a successor Collateral Agent (which may be the Primary Administrative Agent and shall be the Primary Administrative Agent if no successor otherwise appointed by the Primary Administrative Agent shall have accepted such appointment within 15 or 20 Business Days, as applicable, of such notice by the retiring Collateral Agent).

(d)  Effective immediately upon its resignation, (i) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Primary Administrative Agent shall assume and perform all of the duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (iii) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collataral Agent under the Loan Documents and (iv) subject to its rights under Section 10.1(d) and Section 10.3, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents.

Section 10.10  Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs the Administrative Agent to release, or to direct the Collateral Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)  any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and

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[DAYTON SUPERIOR CORPORATION]

 (b)  any Lien held by the Administrative Agent and Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations (other than contingent indemnification Obligations not relating to Letters of Credit and as to which no underlying claim has arisen or been asserted) that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation, (C) deposit of cash collateral with respect to all contingent Obligations (or, in the case of any L/C Obligation, deposit of funds in the applicable L/C Cash Collateral Account equal to at least 105% of such L/C Obligation, or to the extent acceptable to the L/C Issuers, the issuance of back-to back letters of credit issued by issuers and in form and substance satisfactory in all respects to the applicable L/C Issuer and the Administrative Agent and in an amount equal to 105% of each outstanding Letter of Credit), in amounts and on terms and conditions and with parties reasonably satisfactory to the Administrative Agent.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees (or, in the case of release of Collateral, agrees to direct the Collateral Agent, and subject to Section 10.1(b) and Section 10.2, the Collateral Agent agrees to), upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.

Section 10.11  Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and the Collateral Agent, on the one hand, and all other Secured Parties, on the other hand, that such Secured Party is bound by (and, if requested by the Administrative Agent or the Collateral Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article X, Section 11.8 (Right of Setoff), Section 11.9 (Sharing of Payments) and Section 11.20 (Confidentiality) and the decisions and actions of the Administrative Agent, the Collateral Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent, the Collateral Agent the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

ARTICLE 11
MISCELLANEOUS

Section 11.1  Amendments, Waivers, Etc.  (a)  No amendment or waiver of any provision of any Loan Document (other than the Fee Letter, the Control Agreements and the Secured Hedging Agreements) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

 (i)  waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

(ii)  increase the Commitment of such Lender or subject such Lender to any additional obligation; provided, that increases in the aggregate amount of the Commitments shall only require the consent of the Required Lenders and each Lender providing such increase in the Commitments;

 (iii)  reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Term Loan owing to such Lender or (B) any fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase;

 (iv)  waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Term Loan or fee owing to such Lender or for the reduction of such Lender’s Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.8, or to the application of any payment, including as set forth in Section 2.12 or change to a lesser percentage or number of Lenders any requirement that the Lenders approve any document or documents, event or circumstance or change to a lesser percentage or number of Lenders any requirement that the Lenders approve any document or document, event or circumstance;

 (v)  except as provided in Section 10.10, release all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of the Borrower;

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[DAYTON SUPERIOR CORPORATION]

 (vi)  reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share” or “Pro Rata Outstandings”; or

(vii)  amend Section 10.10 (Release of Collateral or Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;

and provided, further, that (x) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent or the Collateral Agent (or otherwise modify any provision of Article X or the application thereof), any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by the Administrative Agent and by the Collateral Agent or, as the case may be, such SPV in addition to any signature otherwise required and (y) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.12.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging Agreement resulting in such Obligations being junior in right of payment to principal of the Term Loans or resulting in Obligations owing to any Secured Hedging Counterparty being unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty, shall be effective without the written consent of such Secured Hedging Counterparty or, in the case of a Secured Hedging Agreement provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent.

(b)  Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 11.2  Assignments and Participations; Binding Effect.  (a)  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower (in each case except for Article X), the Administrative Agent, the Collateral Agent, each Lender and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 10.9), none of the Borrower, the Collateral Agent or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)  Right to Assign.  Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to the Term Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent and, as long as no Event of Default is continuing, the Borrower; provided, however, that (x) such Sales must be ratable among the obligations owing to and owed by such Lender with respect to the Term Loan Facility and (y) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Term Loans and Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the Term Loan Facility or is made with the prior consent of the Borrower and the Administrative Agent.

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[DAYTON SUPERIOR CORPORATION]

(c)  Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or if previously agreed with the Administrative Agent, via a manual execution and delivery of the assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.17(f) and payment of an assignment fee in the amount of $3,500, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale.  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)  Effectiveness.  Subject to the recording of an Assignment by the Administrative Agent in the Register pursuant to Section 2.14(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article X, Section 11.8 (Right of Setoff) and Section 11.9 (Sharing of Payments) to the extent provided in Section 10.11 (Additional Secured Parties)).

(e)  Grant of Security Interests.  In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

(f)  Participants and SPVs.  In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Term Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Term Loans pursuant thereto shall satisfy the obligation of such Lender to make such Term Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Term Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements) and 2.17 (Taxes), but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.17(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Term Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral).  No party hereto shall institute (and each of the Borrower shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 11.3  Costs and Expenses.  Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand (a) each of the Primary Administrative Agent and the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits and appraisals in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of respective legal counsel to the Primary Administrative Agent, the Collateral Agent or such Related Persons, reasonable fees, costs and expenses incurred in connection with Intralinks® or any other E-System and reasonable fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) each of the Primary Administrative Agent and the Collateral Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the reasonable out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Primary Administrative Agent or the Collateral Agent for its examiners) and (c) each of the Primary Administrative Agent and the Collateral Agent, their respective Related Persons, and each Lender and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of (x) one legal counsel to the Administrative Agent (or, if GE Capital shall no longer be the Administrative Agent, one legal counsel to GE Capital) and (y) one legal counsel to, collectively, the Lenders other than GE Capital, which shall be selected by such Lenders (or, upon written notice from any such Lender to the Borrower that such Lenders do not wish to be represented by the same legal counsel, 50% of the fees and disbursements of one legal counsel to each such other Lender individually, to be selected in each case by each such other Lender, provided that no such Lender may select Gibson, Dunn & Crutcher LLP as its legal counsel in such event, and Gibson, Dunn & Crutcher LLP shall resign as counsel to such other Lenders upon joint written request of such other Lenders and payment of all accrued fees and disbursements of Gibson, Dunn & Crutcher LLP through such date of resignation), and one financial advisor to the Lenders.

Section 11.4  Indemnities.  (a)  The Borrower agrees to indemnify, hold harmless and defend the Primary Administrative Agent, the Collateral Agent, each Lender, each Secured Hedging Counterparty, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Document, any Disclosure Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan, any Related Transaction, or any securities filing of, or with respect to, any Group Member, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

 (b)  Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or, to the extent caused or alleged to have been caused by any Related Person, contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

Section 11.5  Survival.  Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17 (Taxes), Section 2.16 (Breakage Costs; Increased Costs; Capital Requirements), Article X (The Administrative Agent), Section 11.3 (Costs and Expenses), Section 11.4 (Indemnities) or this Section 11.5) and all representations and warranties made in any Loan Document shall (A) survive the termination of the Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 11.6  Limitation of Liability for Certain Damages.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  The Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 11.7  Lender-Debtor Relationship.  The relationship between the Lenders, the Collateral Agent and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and debtor.  No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 11.8  Right of Setoff.  Each of the Administrative Agent, the Collateral Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, the Collateral Agent, such Lender or any of their respective Affiliates to or for the credit or the account of the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  Each of the Administrative Agent, the Collateral Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates and other Secured Parties may have.

Section 11.9  Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements), 2.17 (Taxes) and 2.18 (Substitution of Lenders) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 11.10  Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 11.11  Notices.  (a)  Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to the Borrower, to 7777 Washington Village Drive, Suite 130, Dayton, Ohio 45459, Attention:  Edward J. Puisis, Fax:  (937) 428-9115, with copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention:  Kirk Davenport, Fax:  (212) 751-4864, (B) if to the Administrative Agent, to Silver Point Finance, LLC, 2 Greenwich Plaza, Greenwich, Connecticut 06830, Attention: Shawn Creedon, Fax:  (203) 542-4356, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: Robert L. Cunningham, Fax:  (212) 351-5208, (C) if to the Collateral Agent, to General Electric Capital Corporation, 299 Park Avenue, New York, New York 10171, CFN 8845, Attention: Anna Brescia, Fax:  (513) 985-8694, with copy to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Robert S. Finley, Fax: (212) 556-2222 and (D) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and the Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent.  Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b)  Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article II or Article X shall be effective until received by the Administrative Agent.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 11.12  Electronic Transmissions.  (a)  Authorization.  Subject to the provisions of Section 11.11(a), each of the Administrative Agent, the Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each of the Borrower and each other Group Member and each Secured Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)  Signatures.  Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)  Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

(d)  Limitation of Liability.  All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”.  None of Administrative Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein.  No Warranty of any kind is made by the Administrative Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Borrower and each other Loan Party and each Secured Party agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 11.13  Governing Law.  This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 11.14  Jurisdiction.  (a)  Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)  Service of Process.  The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein).  The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)  Non-Exclusive Jurisdiction.  Nothing contained in this Section 11.14 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

Section 11.15  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

Section 11.16  Severability.  Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 11.17  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 11.18  Entire Agreement.  The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent, any Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

Section 11.19  Use of Name.  The Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.

Section 11.20  Non-Public Information; Confidentiality.  (a)  Each Lender and the Administrative Agent acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)  Each Lender, L/C Issuer and the Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or the Administrative Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender, L/C Issuer or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority; provided that, unless prohibited by applicable Requirements of Law or by the rules governing the process requiring such disclosure, (x) it will promptly notify the Borrower of the existence, terms and circumstances surrounding such requirement, (y) it will consult with the Borrower on the advisability of taking legally available steps to resist or narrow such requirement, and (z) it will identify to the Borrower any such information which is legally required to be disclosed, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Administrative Agent, any Lender, any L/C Issuer or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency in each case to the extent required by such examiner, association, organization or agency in connection with the administration of the Loans, regulatory examinations or ratings or proposed rating of the Loans or otherwise to the extent consisting of general portfolio information that does not identify any Loan Party or any of their Subsidiaries, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Loan Document.  In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Section 11.21  Patriot Act Notice.  Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such Act.

[SIGNATURE PAGES FOLLOW]

TERM LOAN CREDIT AGREEMENT

[DAYTON SUPERIOR CORPORATION]

Annex B

Please see attached.

EXECUTION COPY

AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

Dated as of March 3, 2008

among

DAYTON SUPERIOR CORPORATION

and

Each Grantor

From Time to Time Party Hereto

SILVER POINT FINANCE, LLC,

as Primary Administrative Agent

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Collateral Agent

i

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property
iii

AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT, dated as of March 3, 2008 (as amended and restated by Amendment No. 5 and Restatement, dated as of April 16, 2009), by DAYTON SUPERIOR CORPORATION, a Delaware corporation (the “Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrower, the “Grantors”), in favor of Silver Point Finance, LLC (“Silver Point Finance”), as administrative agent for the Lenders, and General Electric Capital Corporation (“GE Capital”), as collateral agent for the Lenders and each other Secured Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H :

WHEREAS, pursuant to the Term Loan Credit Agreement dated as of March 3, 2008 (as the same may be modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, Silver Point Finance, as Administrative Agent for the Lenders and GE Capital, as collateral agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Primary Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Primary Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Primary Administrative Agent and the Collateral Agent as follows:

ARTICLE I
DEFINED TERMS

Section 1.1  Definitions.  (a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b)  The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)  The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 3.1.

“Collateral Agent” means GE Capital in its capacity as collateral agent for the Lenders (together with its permitted successors and assigns in such capacity) for the purposes specified in Section 10.1(b) of the Credit Agreement.

“Excluded Equity” means any Voting Stock in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary.

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) fixed or capital assets owned by any Grantor that are subject to a purchase money Lien or a Capital Lease if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

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“Material Intellectual Property” means Intellectual Property included in the Collateral and material to the conduct of the business of the Grantors.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 individually and $250,000 in the aggregate, including all Stock and Stock Equivalents listed on Schedule 5.  Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor (other than instruments issued in connection with extensions of trade credit by any Grantor in the ordinary course of business not exceeding $1,000,000 individually or $3,000,000 in the aggregate) or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 individually and $250,000 in the aggregate, including all Indebtedness described on Schedule 5, issued by the obligors named therein.  Pledged Debt Instruments excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 individually and $250,000 in the aggregate, other than any Pledged Stock or Pledged Debt Instruments.  Pledged Investment Property excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is owned by a Grantor that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 individually and $250,000 in the aggregate including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated.  Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

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“Primary Administrative Agent” means Silver Point Finance in its capacity as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity).

“Revolving Security Agreement” means the “Guaranty and Security Agreement”, as such term is defined in the Revolving Credit Agreement.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Borrower.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Administrative Agent and Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2  Certain Other Terms.  (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

 (b)  Section 1.5 (Interpretation) of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

ARTICLE II
GUARANTY

Section 2.1  Guaranty.  To induce the Lenders to make the Loans, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower (the “Guaranteed Obligations”).  This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.  As of the Closing Date, there are no Guarantors.

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Section 2.2  Limitation of Guaranty.  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”).  Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3  Contribution.  To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and other Obligations and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.

Section 2.4  Authorization; Other Agreements.  The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)  (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)  apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)  refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)  (i) Sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

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(e)  settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5  Guaranty Absolute and Unconditional.  Each Guarantor hereby waives and agrees not to assert any defense (other than a defense of payment or performance), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Primary Administrative Agent):

(a)  the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument in connection therewith or pursuant thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)  the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)  the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)  any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)  any foreclosure, whether or not through judicial sale, and any other Sale of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)  any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6  Waivers.  Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following:  (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor.  Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor, in each case until the Satisfaction Date.  No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

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Section 2.7  Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.1  Collateral.  For the purposes of this Agreement, all of the following property now owned or at any time hereafter, acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)  all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related thereto;

(b)  the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Primary Administrative Agent pursuant to Section 5.9;

(c)  all books and records pertaining to the other property described in this Section 3.1;

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(d)  all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)  all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

 (f)  to the extent not otherwise included, all proceeds of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

Section 3.2  Grant of Security Interest in Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Administrative Agent and Collateral Agent for the benefit of the Secured Parties, and grants to the Administrative Agent and Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Collateral Agent and the Primary Administrative Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Primary Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties:

Section 4.1  Title; No Other Liens.  Except for the Lien granted to the Administrative Agent and Collateral Agent pursuant to this Agreement, the Lien granted to the Revolving Credit Administrative Agent pursuant to the Revolving Security Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral) under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien, other than Permitted Liens.

Section 4.2  Perfection and Priority.  The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Administrative Agent and Collateral Agent in all Collateral (other than to the extent filings in foreign intellectual property offices are required to perfect security interests in any foreign Intellectual Property) subject, for the following Collateral, to the occurrence of the following:  (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Primary Administrative Agent in completed form), (ii) with respect to any deposit account, the execution and delivery of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Administrative Agent and Collateral Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Administrative Agent and Collateral Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 5.1(e).  Such security interest shall be prior to all other Liens on the Collateral except for (x) Liens granted to the Revolving Credit Administrative Agent pursuant to the Revolving Security Agreement in respect of the Revolving Credit Priority Collateral (as defined in the Intercreditor Agreement) and (y) Customary Permitted Liens having priority over the Administrative Agent and Collateral Agent’s Lien by operation of law or unless otherwise permitted by any Loan Document upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Administrative Agent and Collateral Agent or the Revolving Credit Administrative Agent, as applicable, of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Administrative Agent and Collateral Agent or the Revolving Credit Administrative Agent, as applicable, or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Administrative Agent and Collateral Agent or the Revolving Credit Administrative Agent, as applicable, of such instruments and tangible chattel paper.  On the date hereof, except as set forth in this Section 4.2, all actions by each Grantor necessary to protect and perfect the Lien granted hereunder on the Collateral have been duly taken (other than to the extent filings in foreign intellectual property offices are required to perfect security interests in any foreign Intellectual Property).

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Section 4.3  Jurisdiction of Organization; Chief Executive Office.  Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3.

Section 4.4  Locations of Inventory, Equipment and Books and Records.  On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 4.5  Pledged Collateral.  (a) The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding Stock of all classes of each issuer thereof as set forth on Schedule 5 and (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships).

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(b)  The Pledged Debt Instruments constitute the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)  As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Administrative Agent and Collateral Agent or the Revolving Credit Administrative Agent, as applicable, in accordance with Section 5.3(a).

Section 4.6  Instruments and Tangible Chattel Paper Formerly Accounts.  No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Administrative Agent and Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.7  Intellectual Property.  (a) Schedule 6 sets forth a true and complete list of all issued Patents and applications for Patents, Trademark registrations and applications and Copyright registrations owned by such Grantor as of the Closing Date, and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date, and (5) any exclusive 1P Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

 (b)  On the Closing Date, to such Grantor’s knowledge, all Material Intellectual Property owned by such Grantor is valid and enforceable and unexpired, and no Material Intellectual Property has been abandoned.  To such Grantor’s knowledge, no breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property:  (i) the consummation of the transactions contemplated by any Loan Document.  There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor (other than with respect to ex parte Intellectual Property prosecution before an Applicable IP Office in the ordinary course).  To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor.  To such Grantor’s knowledge, such Grantor, and each other party thereto, is not in material breach or default of any material IP License.

Section 4.8  Commercial Tort Claims.  The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those, listed on Schedule 1, which sets forth such information separately for each Grantor.

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Section 4.9  Specific Collateral.  None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.10  Omitted.

Section 4.11  Representations and Warranties of the Credit Agreement.  The representations and warranties as to such Grantor and its Subsidiaries made by the Borrower in Article IV (Representations and Warranties) of the Credit Agreement are true and correct as required by Section 3.1(h) of the Credit Agreement.

ARTICLE V
COVENANTS

Each Grantor agrees with the Primary Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

Section 5.1  Maintenance of Perfected Security Interest; Further Documentation and Consents.  (a) Generally.  Such Grantor shall (i) not use or permit any Collateral to be used in violation of any provision of any Loan Document, any Related Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Primary Administrative Agent or the Collateral Agent to Sell any Collateral if such restriction would have a Material Adverse Effect.

(b)  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (other than to the extent filings in foreign intellectual property offices are required to perfect security interests in any foreign Intellectual Property) having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)  Pursuant to Section 6.1(e) of the Credit Agreement, such Grantor shall furnish to the Primary Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Primary Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Primary Administrative Agent.

(d)  At any time and from time to time, upon the written request of the Primary Administrative Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Primary Administrative Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent and Collateral Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

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(e)  If requested by the Primary Administrative Agent, the Grantor shall arrange for the Administrative Agent and Collateral Agent’s security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Primary Administrative Agent shall deem advisable to perfect the Administrative Agent and Collateral Agent’s security interests in any such Vehicle.

(f)  To ensure that any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property” becomes part of the Collateral, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation , with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2  Changes in Locations, Name, Etc.  Except upon 15 days’ prior written notice to the Primary Administrative Agent and delivery to the Primary Administrative Agent of (a) all documents reasonably requested by the Primary Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)  permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit;

(ii)  change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or

(iii)  change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3  Pledged Collateral.  (a) Delivery of Pledged Collateral.  Such Grantor shall (i) deliver to the Administrative Agent and Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Primary Administrative Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)  Event of Default.  Subject to the rights of the Revolving Credit Administrative Agent in such Collateral, during the continuance of an Event of Default, the Administrative Agent and Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

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(c)  Cash Distributions with respect to Pledged Collateral.  Except as provided in Article VI, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)  Voting Rights.  Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.4  Accounts.  (a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)  Omitted.

Section 5.5  Commodity Contracts.  Such Grantor shall not have any commodity contract other than with a Person reasonably approved by the Primary Administrative Agent and subject to a Control Agreement.

Section 5.6  Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.  (a) If any amount in excess of $100,000 individually or $250,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Administrative Agent and Collateral Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Administrative Agent and Collateral Agent” and, at the request of the Primary Administrative Agent, shall promptly deliver such instrument or tangible chattel paper to the Administrative Agent and Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Primary Administrative Agent.

(b)  Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Administrative Agent and Collateral Agent and the Revolving Credit Administrative Agent.

(c)  If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) $100,000 individually or $250,000 in the aggregate, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify the Primary Administrative Agent thereof and enter into a Contractual Obligation with the Administrative Agent and Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit.  Such Contractual Obligation shall assign such letter-of-credit rights to the Administrative Agent and Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account.  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Primary Administrative Agent.

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(d)  If any amount in excess of $100,000 individually or $250,000 in the aggregate in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Administrative Agent and Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7  Intellectual Property.  (a) Within 60 days after any change to Schedule 6 for such Grantor, such Grantor shall provide the Primary Administrative Agent notification thereof and the applicable short-form intellectual property agreements and assignments as described in this Section 5.7(e) and other documents that the Primary Administrative Agent reasonably requests with respect thereto.

(b)  Such Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent and Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not knowingly do any act or knowingly omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.  Notwithstanding the foregoing, nothing in this Section or in this Agreement shall be deemed to prevent any Grantor from abandoning, forfeiting, dedicating to the public domain, disposing of or otherwise terminating any of its Intellectual Property that is not included in the Material Intellectual Property if such Grantor determines, using its own reasonable business judgment in accordance with industry standards, that such Intellectual Property is no longer of any commercial value in the conduct of its business.

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(c)  Such Grantor shall promptly notify the Primary Administrative Agent if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office, other than with respect to ex parte Material Intellectual Property prosecution before an Applicable IP Office in the ordinary course).  Such Grantor shall take all actions that are reasonably requested by the Primary Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.  Notwithstanding the foregoing, nothing in this Section or in this Agreement shall be deemed to prevent any Grantor from abandoning, forfeiting, dedicating to the public domain, disposing of or otherwise terminating any of its Intellectual Property that is not included in the Material Intellectual Property if such Grantor determines, using its own reasonable business judgment in accordance with industry standards, that such Intellectual Property is no longer of any commercial value in the conduct of its business.

(d)  Such Grantor shall not knowingly do any act or knowingly omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person.  In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including bringing suit for injunctive relief and/or recovering damages therefor.

(e)  Such Grantor shall execute and deliver to the Primary Administrative Agent in form and substance reasonably acceptable to the Primary Administrative Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all registered U.S. Copyrights, registered U.S. Trademarks and applications therefor, U.S. issued Patents and applications therefor, and exclusive IP Licenses with respect to U.S. registered Copyrights of such Grantor (together with appropriate supporting documentation as may be reasonably requested by, the Primary Administrative Agent).

Section 5.8  Notices.  Such Grantor shall promptly notify the Primary Administrative Agent in writing of its acquisition of any interest hereafter in Collateral that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.9  Notice of Commercial Tort Claims.  Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim in excess of $100,000 (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Primary Administrative Agent, in each case in form and substance reasonably satisfactory to the Primary Administrative Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Primary Administrative Agent, in each case in form and substance reasonably satisfactory to the Primary Administrative Agent, any document, and take all other action, deemed by the Primary Administrative Agent to be reasonably necessary for the Administrative Agent and Collateral Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims.  Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Primary Administrative Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

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Section 5.10  Compliance with Credit Agreement.  Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Credit Agreement, including Sections 2.17 (Taxes), 11.3 (Costs and Expenses) and 11.4 (Indemnities) of the Credit Agreement and agrees to the same submission to jurisdiction as that agreed to by the Borrower in the Credit Agreement.

ARTICLE VI
REMEDIAL PROVISIONS

Section 6.1  Code and Other Remedies.  (a) UCC Remedies.  During the continuance of an Event of Default, the Primary Administrative Agent may exercise, directly or through the Collateral Agent as the Primary Administrative Agent may determine from time to time, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

 (b)  Disposition of Collateral.  Without limiting the generality of the foregoing, the Primary Administrative Agent may, directly or through the Collateral Agent as the Primary Administrative Agent may determine from time to time, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Primary Administrative Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Primary Administrative Agent and the Collateral Agent shall each have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

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(c)  Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Primary Administrative Agent’s request, it shall assemble the Collateral and make it available to the Primary Administrative Agent at places that the Primary Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Primary Administrative Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Primary Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Primary Administrative Agent is able to Sell any Collateral, the Primary Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Primary Administrative Agent and (iv) the Primary Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Primary Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  Neither the Primary Administrative Agent nor the Collateral Agent shall have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Primary Administrative Agent or the Collateral Agent.

(d)  Application of Proceeds.  The Primary Administrative Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Primary Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Primary Administrative Agent of any other amount required by any Requirement of Law, need the Primary Administrative Agent account for the surplus, if any, to any Grantor.

 (e)  Direct Obligation.  Neither the Primary Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Primary Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Primary Administrative Agent, the Collateral Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(f)  Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Primary Administrative Agent or on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Primary Administrative Agent or the Collateral Agent to do any of the following:

           (i)  fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Primary Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

          (ii)  fail to obtain Permits, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

         (iii)  fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

         (iv)  advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

          (v)  exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Primary Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Primary Administrative Agent or the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

          (vi)  dispose of assets in wholesale rather than retail markets;

(vii)  disclaim disposition warranties, such as title, possession or quiet enjoyment; or

         (viii)  purchase insurance or credit enhancements to insure the Primary Administrative Agent and the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Primary Administrative Agent or the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

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Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1.  Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Primary Administrative Agent or on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g)  IP Licenses.  For the purpose of enabling the Primary Administrative Agent and the Collateral Agent to exercise rights and remedies under this Section 6.1 and solely during the continuance of an Event of Default (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) at such time as the Primary Administrative Agent or the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to each of the Primary Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties and to the extent of such Grantor’s rights therein and to the extent permitted by the applicable licenses or other agreements related thereto, (i) an irrevocable (until termination of this Agreement in accordance with its terms), nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of U.S. Trademarks, to Administrative Agent maintaining, or causing to be maintained, the quality of the respective goods and services associated with the use of the U.S. Trademarks at least the same level maintained by Grantor immediately prior to the Event of Default to avoid the risk of invalidation of such Trademarks, to use and practice and sublicense any Intellectual Property now owned or hereafter acquired by such Grantor and to access all media in which any of the licensed items may be recorded or stored and all Software and programs used for the compilation or printout thereof (to the extent such Grantor is permitted to grant such access under the applicable licenses or other agreements related thereto) and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2  Accounts and Payments in Respect of General Intangibles.  (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Primary Administrative Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Primary Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Primary Administrative Agent as provided in Section 6.4.  Until so turned over, such payment shall be held by such Grantor in trust for the Primary Administrative Agent, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)  At any time during the continuance of an Event of Default:

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(i)  each Grantor shall, upon the Primary Administrative Agent’s request, deliver to the Primary Administrative Agent (or, if so directed by the Primary Administrative Agent, the Collateral Agent) all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and Administrative Agent and that payments in respect thereof shall be made directly to the Primary Administrative Agent (or, if so directed by the Primary Administrative Agent, the Collateral Agent); and

(ii)  the Primary Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Primary Administrative Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible.  In addition, the Primary Administrative Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles.

(c)  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any mariner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3  Pledged Collateral.  (a) Voting Rights.  During the continuance of an Event of Default, upon notice by the Primary Administrative Agent to the relevant Grantor or Grantors, the Primary Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Primary Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Primary Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(b)  Proxies.  In order to permit the Primary Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Primary Administrative Agent all such proxies, dividend payment orders and other instruments as the Primary Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Primary Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)  Authorization of Issuers.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Primary Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Primary Administrative Agent.

Section 6.4  Proceeds to be Turned over to and Held by Administrative Agent.  Unless otherwise expressly provided in the Credit Agreement or this Security Agreement or the Intercreditor Agreement, during the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Primary Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Primary Administrative Agent in the exact form received (with any necessary endorsement) (or, if so directed by the Primary Administrative Agent, to the Collateral Agent).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Primary Administrative Agent or the Collateral Agent in cash or Cash Equivalents shall be held by the Primary Administrative Agent or the Collateral Agent in a Cash Collateral Account.  All proceeds being held by the Primary Administrative Agent or the Collateral Agent in a Cash Collateral Account (or by such Grantor in trust for the Primary Administrative Agent or the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

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Section 6.5  Registration Rights.  (a) If, in the opinion of the Primary Administrative Agent, it is necessary or advisable to Sell any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Primary Administrative Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be Sold under the provisions of the Securities Act, all as directed by the Primary Administrative Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Primary Administrative Agent shall designate.

(b)  Each Grantor recognizes that the Primary Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Primary Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Primary Administrative Agent, the Collateral Agent and other Secured Parties, that the Primary Administrative Agent, the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement or that such Event of Default has been cured or waived.

Section 6.6  Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Primary Administrative Agent, the Collateral Agent or any other Secured Party to collect such deficiency.

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ARTICLE VII
THE ADMINISTRATIVE AGENT

Section 7.1  Administrative Agent’s Appointment as Attorney-in-Fact.  (a) Each Grantor hereby irrevocably constitutes and appoints the Primary Administrative Agent, the Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, directly or through the Collateral Agent as the Primary Administrative Agent (or, at the direction of the Primary Administrative Agent, the Collateral Agent) may determine from time to time, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Primary Administrative Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, directly or through the Collateral Agent as the Primary Administrative Agent may determine from time to time, to do any of the following when an Event of Default shall be continuing:

(i)  in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Primary Administrative Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)  in the case of any Intellectual Property included in the Collateral, execute, deliver and have recorded any document that the Primary Administrative Agent or the Collateral Agent may reasonably request to evidence, effect, publicize or record the Administrative Agent and Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)  pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)  execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the Sale of any Collateral; or

(v)  (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Primary Administrative Agent or as the Primary Administrative Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Primary Administrative Agent may reasonably deem appropriate, (G) assign any Intellectual Property (including any IP Licenses) included in the Collateral (to the extent permitted under the applicable licenses) on such terms and conditions and in such manner as the Primary Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, Sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Primary Administrative Agent were the absolute owner thereof for all purposes and do, at the Primary Administrative Agent’s option, at any time or from time to time, all acts and things that the Primary Administrative Agent reasonably deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

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(b)  If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Primary Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c)  The expenses of the Primary Administrative Agent and of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.9 (Interest) of the Credit Agreement, from the date of payment by the Primary Administrative Agent or the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Primary Administrative Agent or the Collateral Agent, as applicable, on demand.

(d)  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2  Authorization to File Financing Statements.  Each Grantor authorizes the Primary Administrative Agent, the Collateral Agent and their Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Primary Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent and Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Grantor also hereby ratifies its authorization for the Primary Administrative Agent and the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

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Section 7.3  Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Primary Administrative Agent and the Collateral Agent under this Agreement with respect to any action taken by the Primary Administrative Agent or the Collateral Agent or the exercise or non-exercise by the Primary Administrative Agent or the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Primary Administrative Agent or the Collateral Agent, as the case may be, and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Primary Administrative Agent and the Collateral Agent, on the one hand, and the Grantors, on the other hand, the Primary Administrative Agent or the Collateral Agent, as the case may be, shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4  Duty; Obligations and Liabilities.  (a) Duty of Administrative Agent and Collateral Agent.  The Primary Administrative Agent’s and the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Primary Administrative Agent or Collateral Agent, as applicable, deals with similar property for its own account.  The powers conferred on the Administrative Agent and Collateral Agent hereunder are solely to protect the Primary Administrative Agent’s and the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Primary Administrative Agent or upon the Collateral Agent to exercise any such powers.  Each of the Primary Administrative Agent and the Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.  In addition, neither the Primary Administrative Agent nor the Collateral Agent shall be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Primary Administrative Agent or by the Collateral Agent, as applicable, in good faith.

(b)  Obligations and Liabilities with respect to Collateral.  No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Primary Administrative Agent and on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

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(c)  Delegation of Duties.  The Primary Administrative Agent may delegate in writing the exercise of any of its rights herein to the Collateral Agent to the extent the exercise of such rights is within the capacity of the Collateral Agent as set forth in Section 10.1(b) of the Credit Agreement.  The Collateral Agent may delegate the exercise of any of its rights herein to another Person to the extent provided in Section 10.4 of the Credit Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.1  Reinstatement.  Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2  Release of Collateral.  (a) At the time provided in clause (b)(iii) of Section 10.10 (Release of Collateral or Guarantors) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Primary Administrative Agent, the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  Each Grantor is hereby authorized to file UCC amendments and such other necessary filings at such time evidencing the termination of the Liens so released.  At the request of any Grantor following any such termination, the Administrative Agent and Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent and Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

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(b)  If the Primary Administrative Agent or the Collateral Agent shall be directed or permitted pursuant to clause (i) or (ii) of Section 10.10(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such clauses (i) and (ii).  In connection therewith, the Administrative Agent and Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c)  At the time provided in Section 10.10(a) of the Credit Agreement and at the request of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Securities of such Grantor shall be Sold to any Person that is not an Affiliate of the Borrower and the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.

Section 8.3  Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  If any Secured Obligation or Guaranteed Obligation is not paid when due, or during the continuance of any Event of Default, the Primary Administrative Agent may (directly or through the Collateral Agent), at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 8.4  No Waiver by Course of Conduct.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5  Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Primary Administrative Agent and each Grantor directly affected thereby.

Section 8.6  Additional Grantors; Additional Pledged Collateral.  (a) Joinder Agreements.  If, at the option of the Borrower, or as required pursuant to Section 7.10 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Primary Administrative Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

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(b)  Pledge Amendments.  To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”).  Such Grantor authorizes the Primary Administrative Agent to attach each Pledge Amendment to this Agreement.

Section 8.7  Notices.  All notices, requests and demands to or upon the Primary Administrative Agent, the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.11.

Section 8.8  Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Primary Administrative Agent.

Section 8.9  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10  Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11  Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.12  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

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Section 8.13  Intercreditor Agreement.  The security interests of the Primary Administrative Agent and the Collateral Agent for the benefit of the Secured Parties granted hereunder and the rights of such parties in respect thereof shall be subject to and entitled to the benefits of the terms of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[SIGNATURE PAGES FOLLOW]

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